                                                                    Exhibit 99.2
================================================================================

                                CREDIT AGREEMENT

                          Dated as of November 8, 2004

                                      among

                  FIDELITY NATIONAL INFORMATION SERVICES, INC.,
                                as the Borrower,

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                 as Administrative Agent and Swing Line Lender,

                              BANK OF AMERICA, N.A.
                                       as
                               Syndication Agent,

                                       and
                         The Other Lenders Party Hereto

================================================================================

                         WACHOVIA CAPITAL MARKETS, LLC,
                    as Co-Lead Arranger and Sole Book Runner
                                       and
                         BANC OF AMERICA SECURITIES LLC,
                               as Co-Lead Arranger

                              CITIBANK (WEST), FSB,
                                BANK OF THE WEST,
                                       and
                         U.S. BANK NATIONAL ASSOCIATION,
                             as Documentation Agents

                                TABLE OF CONTENTS

                                                                                                              Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS........................................................................1
         1.01     Defined Terms...................................................................................1
         1.02     Other Interpretive Provisions..................................................................25
         1.03     Accounting Terms...............................................................................25
         1.04     Rounding.......................................................................................26
         1.05     References to Agreements and Laws..............................................................26
         1.06     Times of Day. .................................................................................26

ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS.................................................................26
         2.01     Revolving Loans................................................................................26
         2.02     Borrowings, Conversions and Continuations of Revolving Loans...................................27
         2.03     Swing Line Loans...............................................................................28
         2.04     Prepayments....................................................................................31
         2.05     Termination or Reduction of Commitments........................................................32
         2.06     Repayment of Loans.............................................................................32
         2.07     Interest.......................................................................................33
         2.08     Fees...........................................................................................33
         2.09     Computation of Interest and Fees...............................................................34
         2.10     Evidence of Debt...............................................................................34
         2.11     Payments Generally.............................................................................35
         2.12     Sharing of Payments............................................................................36
         2.13     Increases in Revolving Committed Amount........................................................37

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY...............................................................38
         3.01     Taxes..........................................................................................38
         3.02     Illegality.....................................................................................39
         3.03     Inability to Determine Rates...................................................................40
         3.04     Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans.........40
         3.05     Funding Losses.................................................................................41
         3.06     Matters Applicable to all Requests for Compensation............................................42
         3.07     Survival.......................................................................................42

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS.............................................................42
         4.01     Conditions of Initial Credit Extension.........................................................42
         4.02     Conditions to all Credit Extensions............................................................44

ARTICLE V REPRESENTATIONS AND WARRANTIES.........................................................................45
         5.01     Existence, Qualification and Power; Compliance with Laws.......................................45
         5.02     Authorization; No Contravention................................................................45
         5.03     Governmental Authorization; Other Consents.....................................................45
         5.04     Binding Effect.................................................................................45

         5.05     Financial Statements; No Material Adverse Effect...............................................46
         5.06     Litigation.....................................................................................46
         5.07     No Default.....................................................................................46
         5.08     Ownership of Property; Liens...................................................................47
         5.09     Environmental Compliance.......................................................................47
         5.10     Insurance......................................................................................47
         5.11     Taxes..........................................................................................47
         5.12     ERISA Compliance...............................................................................47
         5.13     Intellectual Property, Licenses, etc...........................................................48
         5.14     Subsidiaries...................................................................................48
         5.15     Margin Regulations; Investment Company Act; Public Utility Holding Company Act.................48
         5.16     Disclosure.....................................................................................49
         5.17     Compliance with Laws...........................................................................49
         5.18     Solvent........................................................................................49
         5.19     Licenses.......................................................................................49
         5.20     Employee Matters...............................................................................49
         5.21     Foreign Assets Control Regulations, Etc........................................................50

ARTICLE VI AFFIRMATIVE COVENANTS.................................................................................50
         6.01     Financial Statements...........................................................................50
         6.02     Certificates; Other Information................................................................51
         6.03     Notices........................................................................................53
         6.04     Preservation of Existence, Etc.................................................................54
         6.05     Maintenance of Properties......................................................................54
         6.06     Maintenance of Insurance.......................................................................55
         6.07     Compliance with Laws...........................................................................55
         6.08     Books and Records..............................................................................55
         6.09     Inspection Rights..............................................................................55
         6.10     Use of Proceeds................................................................................55
         6.11     Payment of Taxes...............................................................................55
         6.12     Future Subsidiaries............................................................................56
         6.13     Maintenance of Corporate Separateness..........................................................56
         6.14     Subsidiary Guaranty............................................................................56

ARTICLE VII NEGATIVE COVENANTS...................................................................................57
         7.01     Liens..........................................................................................57
         7.02     Consolidations and Mergers; Sales of Assets....................................................58
         7.03     Investments....................................................................................59
         7.04     Limitation on Indebtedness.....................................................................60
         7.05     Transactions with Affiliates...................................................................62
         7.06     Restricted Payments............................................................................62
         7.07     Change in Business.............................................................................62
         7.08     Accounting Changes.............................................................................63
         7.09     Financial Covenants............................................................................63
         7.10     Negative Pledges, Restrictive Agreements, etc..................................................63
         7.11     ERISA..........................................................................................63

         7.12     Limitation on Activities of Subsidiaries.......................................................64

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES......................................................................64
         8.01     Events of Default..............................................................................64
         8.02     Remedies Upon Event of Default.................................................................67
         8.03     Application of Funds...........................................................................67

ARTICLE IX ADMINISTRATIVE AGENT..................................................................................68
         9.01     Appointment and Authorization of Administrative Agent..........................................68
         9.02     Delegation of Duties...........................................................................69
         9.03     Liability of Administrative Agent..............................................................69
         9.04     Reliance by Administrative Agent...............................................................69
         9.05     Notice of Default..............................................................................70
         9.06     Credit Decision; Disclosure of Information by Administrative Agent.............................70
         9.07     Indemnification of Administrative Agent........................................................71
         9.08     Administrative Agent in its Individual Capacity................................................71
         9.09     Successor Administrative Agent.................................................................72
         9.10     Administrative Agent May File Proofs of Claim..................................................72
         9.11     Guaranty Matters...............................................................................73
         9.12     Other Agents; Arrangers and Book Runner........................................................73

ARTICLE X MISCELLANEOUS..........................................................................................74
         10.01    Amendments, Etc................................................................................74
         10.02    Notices and Other Communications; Facsimile Copies.............................................75
         10.03    No Waiver; Cumulative Remedies.................................................................76
         10.04    Attorney Costs, Expenses and Taxes.............................................................76
         10.05    Indemnification by the Borrower................................................................77
         10.06    Payments Set Aside.............................................................................77
         10.07    Successors and Assigns.........................................................................78
         10.08    Confidentiality................................................................................81
         10.09    Set-off........................................................................................82
         10.10    Counterparts...................................................................................82
         10.11    Integration....................................................................................82
         10.12    Survival of Representations and Warranties.....................................................83
         10.13    Severability...................................................................................83
         10.14    Tax Forms......................................................................................83
         10.15    Replacement of Lenders.........................................................................85
         10.16    Governing Law..................................................................................85
         10.17    Waiver of Right to Trial by Jury...............................................................86
         10.18    Release of Parent Guaranty.....................................................................86
         10.19    USA Patriot Act Notice.........................................................................87
         10.20    Entire Agreement...............................................................................87

SCHEDULES

         2.01     Commitments and Pro Rata Shares
         5.05     Supplement to Interim Financial Statements
         5.06     Existing Litigation
         5.12     ERISA Matters
         5.14(a)  Subsidiaries
         5.14(b)  Subsidiary Guarantors
         7.01     Existing Liens
         7.03     Existing Investments
         7.04     Existing Debt
         7.05     Affiliate Transactions
         10.02    Administrative Agent's Office, Certain Addresses for Notices



EXHIBITS

                  FORM OF

         A        Revolving Loan Notice
         B        Swing Line Loan Notice
         C        Revolving Loan Note
         D        Swing Line Note
         E        Compliance Certificate
         F        Assignment and Assumption
         G-1      Subsidiary Guaranty
         G-2      Parent Guaranty

                                CREDIT AGREEMENT

        This CREDIT AGREEMENT ("Agreement") is entered into as of November 8, 2004, among FIDELITY NATIONAL INFORMATION SERVICES, INC., a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and Swing Line Lender, BANK OF AMERICA, N.A., as Syndication Agent.

        The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

        In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

        1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

        "Acquired EBITDA" means, for any period, EBITDA of any Person or assets acquired in a Permitted Acquisition during such period and available to be paid as dividends to the Borrower under applicable Law, in either case as determined on a pro forma basis for such period as if consummation of such Permitted Acquisition occurred on the first day of such period.

        "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary or (c) a merger or consolidation or any other combination with another Person (other than with a Person that is a Subsidiary); provided that the Borrower or one of its Subsidiaries is the surviving entity.

        "Additional Commitment Agreement" shall have the meaning given to such term in Section 2.13(c).

        "Additional Commitment Amount" shall have the meaning given to such term in Section 2.13(a).

        "Additional Lender" has the meaning assigned to such term in Section 2.13(b).

        "Adjusted EBITDA" means, for any period, the sum of EBITDA and Acquired EBITDA.

        "Administrative Agent" means Wachovia in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

        "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

        "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

        "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% of the Voting Stock of such Person.

        "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Wachovia in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Aggregate Commitments" means the Commitments of all the Lenders.

        "Agreement" means this Credit Agreement.

        "Applicable Debt" means obligations described in clauses (a) or (f) of the definition of Indebtedness contained herein (other than obligations permitted by Section 7.04(f) and (g)).

        "Applicable Rate" means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

  PRICING          DEBT RATINGS                             EURODOLLAR
   LEVEL            S&P/MOODY'S           FACILITY FEE        RATE +       BASE RATE +
   -----            -----------           ------------        ------       -----------
     1            A-/A3 or higher            0.100%           0.350%          0.000%
     2              >BBB+/Baa1               0.125%           0.425%          0.000%
     3               >BBB/Baa2               0.150%           0.500%          0.000%
     4              >BBB-/Baa3               0.200%           0.675%          0.000%
     5           BB+/Ba1 or lower            0.250%           1.000%          0.250%

        For purposes of this Agreement, "Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the Borrower's non-credit-enhanced, senior unsecured long-term debt; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 5 being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the Pricing Level that is one level higher than the Pricing Level of the lower Debt Rating shall apply.

        Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(viii). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, during the period commencing on the date of delivery by the Borrower to the Administrative Agent of notice thereof pursuant to Section 6.02(f) and ending on the date immediately preceding the date of the next such change and, in the case of a downgrade, during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the date of the next such change.

        Notwithstanding the foregoing, for any period that the Borrower has no Debt Rating from S&P and Moody's, the Applicable Rate during such period shall be the following percentages per annum, based upon the Leverage Ratio as set forth below:


                                                     APPLICABLE
PRICING                               FACILITY    MARGIN FOR LIBOR     APPLICABLE MARGIN
  LEVEL         LEVERAGE RATIO          FEE              LOANS        FOR BASE RATE LOANS
  -----         --------------          ---              -----        -------------------
    1            < 1.0 to 1.0          0.150%          0.500%              0.000%
    2      > 1.0 to 1.0 but < 1.75     0.200%          0.675%              0.000%
                    to 1.0
    3           > 1.75 to 1.0          0.250%          1.000%              0.250%

        The Applicable Rate based on the foregoing pricing matrix shall, in each case, be determined and adjusted quarterly on the date ten (10) Business Days after the date on which the Administrative Agent has received from the Borrower the quarterly company-prepared financial information (for each fiscal quarter of the Borrower), annual financial information (in the case of the fourth fiscal quarter of the Borrower) and certifications required to be delivered to the Administrative Agent and the Lenders in accordance with the provisions of Sections 6.01(a), 6.01(b) and 6.02(b) (each an "Interest Determination Date"). Such Applicable Rate shall be effective from such Interest Determination Date until the next such Interest Determination Date. If the Borrower shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 6.01(a), 6.01(b) and 6.02(b), the Applicable Rate shall, on the date ten (10) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Administrative Agent and the Lenders, be based on Pricing Level 3 until such time as such information and certifications are provided, whereupon the Pricing Level shall be determined by the then current Leverage Ratio. The initial Applicable Fee shall be based on the Leverage Ratio as set forth in the officer's certificate delivered pursuant to Section 6.02(d).

        "Approved Fund" has the meaning specified in Section 10.07(g).

        "Approved Securities" means fixed maturity securities or preferred stock which are rated as Investment Grade by at least one of the Rating Agencies.

        "Arranger" means Wachovia Capital Markets, LLC, in its capacity as co-lead arranger and sole book runner.

        "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit F.

        "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

        "Attributable Indebtedness" means, on any date, in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

        "Audited Financial Statements" means the audited combined balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2003, and the related combined statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

        "Availability Period" means the period from and including the Closing Date to the Maturity Date.

        "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C.Section 101, et seq.).

        "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Wachovia as its "prime rate." The "prime rate" is a rate set by Wachovia based upon various factors including Wachovia's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Wachovia shall take effect at the opening of business on the day specified in the public announcement of such change.

        "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

        "Borrower" has the meaning specified in the introductory paragraph hereto.

        "Borrowing" means a Revolving Borrowing or a Swing Line Borrowing, as the context may require.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

        "Capital Expenditures" means, for any period, the aggregate of all expenditures by the Borrower and its Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment, and including capitalized software expenditures, reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries.

        "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that Person.

        "Capitalized Lease Liabilities" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement constituting a Capital Lease and, for purposes of each Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

        "Capital Stock" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, each class of partnership interest in any Person that is a partnership, and each class of membership interest in any Person that is a limited liability company, and any warrants or options to purchase or otherwise acquire any such equity interests.

        "Cash Equivalents" means:

               (a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 12 months from the date of acquisition thereof;

               (b) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 12 months from the date of acquisition thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 (or long-term ratings of at least A3 or A-) from either Rating Agency, or, with respect to municipal bonds, a rating of at least MIG 2 or VMIG 2 from Moody's;

               (c) commercial paper issued by any Lender or any bank holding company owning any Lender;

               (d) commercial paper maturing not more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Rating Agency and commercial paper maturing not more than 90 days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either Rating Agency;

               (e) domestic and eurodollar certificates of deposit or bankers' acceptances maturing no more than one year after the date of acquisition thereof which are either issued by any Lender or any other banks having combined capital and surplus of not less than $100,000,000 (or in the case of foreign banks, the dollar equivalent thereof) or are insured by the FDIC for the full amount thereof;

               (f) repurchase agreements with a term of not more than 30 days for, and secured by, underlying securities of the type without regard to maturity described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; and

               (g) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types without regard to maturity of securities described in clauses (a) through (f) above.

        "Change of Control" means, and shall be deemed to have occurred if: (a) at any time Continuing Directors shall not constitute a majority of the Board of Directors of the Borrower; or (b) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than the Parent or Persons Controlled by it, shall at any time have acquired direct or indirect beneficial ownership of a percentage equal to or more than 50% of the outstanding Voting Stock of the Borrower prior to the Distribution or 35% thereafter.

        "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

        "Code" means the Internal Revenue Code of 1986.

        "Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, and (b) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

        "Commitment Percentage" means, with respect to any Lender, the percentage of the total Commitment represented by such Lender's Commitment. If the Commitment has terminated or expired, the Commitment Percentage of any Lender shall be determined based upon the Commitment most recently in effect, giving effect to any assignments.

        "Compensation Period" has the meaning specified in Section 2.11(c)(ii).

        "Compliance Certificate" means a certificate substantially in the form of Exhibit E.

        "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, with or without recourse, guaranteeing or intended to guarantee any Indebtedness, lease, dividend or other monetary obligation (the "primary obligations") of another Person (the "primary obligor") in any manner, including any obligation of that Person (a) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (b) to advance or provide funds for the payment or discharge of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith. Notwithstanding the foregoing, the term "Contingent Obligation" shall not include (a) endorsements of instruments for deposit or collection in the ordinary course of business, and (b) obligations of NTINY under insurance or insurance related contracts entered into by NTINY in the ordinary course of its business (but not including any of such contracts that constitutes financial reinsurance).

        "Continuing Director" means, at any date, an individual (a) who is a member of the Board of Directors of the Borrower on the Closing Date, (b) who, as at such date, has been a member of such Board of Directors for at least the 12 preceding months (or, for the period comprising the first 12 months after the Closing Date, has been a member of the Board of Directors at least since the Closing Date), or (c) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

        "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "Control" has the meaning specified in the definition of "Affiliate."

        "Credit Extension" means each of the following: (a) a Revolving Borrowing and (b) a Swing Line Borrowing.

        "CTA" means LSI Title Company (a/k/a CTC of Alameda), a California corporation.

        "Debt Rating" has the meaning set forth in the definition of "Applicable Rate."

        "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, any state thereof or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

        "Default" means any event or condition that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

        "Default Rate" means an interest rate equal to (a) the Base Rate plus
(b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

        "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Revolving Loans or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

        "Designated Subsidiary" means FNFC and its Subsidiaries.

        "Disposition" means: (a) the sale, lease, conveyance, issuance or other disposition of property by the Borrower or any Subsidiary, other than sales, conveyances or other dispositions expressly permitted under Section 7.02(a), 7.02(b) or 7.02(c); and (b) the sale or transfer by the Borrower or any Subsidiary of the Borrower of any equity securities issued by any Subsidiary of the Borrower.

        "Distribution" means the distribution by the Parent (if made), after the consummation of the IPO, of the Parent's remaining shares of the common stock of the Borrower.

        "Dollar" and "$" mean lawful money of the United States.

        "Domestic Subsidiaries" means all Subsidiaries of the Borrower which are organized and existing under the laws of any state located in the United States.

        "EBITDA" means, for any period, for the Borrower and its Subsidiaries, an amount equal to the sum of (a) Net Income, (b) the amount of interest charges deducted in determining such Net Income, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Net Income, in each case for the Borrower and its Subsidiaries for such period.

        "Eligible Assignee" has the meaning specified in Section 10.07(g).

        "Environmental Laws" means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

        "Equity Interests" means, with respect to any Person, all shares, interests (including membership and partnership interests), participations or other equivalent (however designated, whether voting or non-voting) of such Person's capital, whether now outstanding or issued after the Closing Date.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

        "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan (rounded up to the next 1/100th of 1%):

               (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Wachovia and with a term equivalent to such Interest Period would be offered by Wachovia's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

        "Eurodollar Rate Loan" means a Revolving Loan that bears interest at a rate based on the Eurodollar Rate.

        "Event of Default" has the meaning specified in Section 8.01.

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Facility Fee" has the meaning specified in Section 2.08(a).

        "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to the next 1/100 of 1%) charged to Wachovia on such day on such transactions as determined by the Administrative Agent.

        "Fee Letter" means the letter agreement, dated as of October 19, 2004, among the Borrower, the Administrative Agent and the Arranger, as amended.

        "Fiscal Quarter" means any quarter of a Fiscal Year.

        "Fiscal Year" means any period of 12 consecutive calendar months ending on December 31.

        "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) EBITDA plus Rent Expense for such period to (ii) Interest Expense plus Rent Expense for such period. EBITDA, Interest Expense and Rent Expense shall be determined on a trailing four Fiscal Quarter basis as at the end of each Fiscal Quarter for each Test Period.

        "Foreign Lender" has the meaning specified in Section 10.14(a)(i).

        "FNFC" means FNF Capital, Inc., a Delaware corporation, formerly known as Granite Financial Inc.

        "Fund" has the meaning specified in Section 10.07(g).

        "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "Guarantied Parties" has the meaning set forth in Section 1.1 of the Subsidiary Guaranty.

        "Guaranty Release Event" means the occurrence of either of the following events: (a) the Borrower's Debt Rating by S&P is equal to or greater than BBB+ or (b) the Borrower's Debt Rating by Moody's is equal to or greater than Baa1.

        "Guaranty Trigger Event" means the occurrence of each of the following events: (a) the Borrower's Debt Rating by S&P is less than BBB+ and (b) the Borrower's Debt Rating by Moody's is less than Baa1.

        "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, regulated pursuant to any Environmental Law.

        "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower.

        "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or incurred in connection with bankers' acceptances, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses;

               (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bank guaranties, surety bonds and similar instruments;

               (c) net obligations of such Person under any Swap Contract;

               (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable, including reinsurance payables, in the ordinary course of business);

               (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

               (f) Capitalized Lease Liabilities;

               (g) Synthetic Lease Obligations;

               (h) obligations in respect of Redeemable Stock of such Person;

               (i) Receivables Facility Attributed Indebtedness; and

               (j) all Contingent Obligations of such Person in respect of any of the foregoing.

        For all purposes hereof, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership, joint venture or limited liability company in which such Person is a general partner, a joint venturer or a member and for which such Person has liability. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. "Indebtedness" shall not include obligations of NTINY under or pursuant to any insurance or insurance related contracts entered into by NTINY in the ordinary course of its business.

        "Indemnified Liabilities" has the meaning set forth in Section 10.05.

        "Indemnitees" has the meaning set forth in Section 10.05.

        "Independent Auditor" has the meaning set forth in Section 6.01(a).

        "Information" has the meaning set forth in Section 10.08.

        "Interest Expense" means, for any period for the Borrower and its Subsidiaries, the aggregate amount of interest expense during such period determined in accordance with GAAP.

        "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

        "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Revolving Loan Notice; provided that:

               (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii)  no Interest Period shall extend beyond the Maturity Date.

        "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

        "Investment Grade" means, with respect to ratings by S&P, BBB- and above, and with respect to ratings by Moody's, Baa3 and above.

        "IPO" means the initial public offering of the Borrower's common stock.

        "IRS" means the United States Internal Revenue Service.

        "Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental

Authority having the force of Law or, in the case of Section 3.02 and 3.04 only, whether or not having the force of Law.

        "Legal Requirements" means all applicable Laws made by any Governmental Authority having jurisdiction over the Borrower or a Subsidiary of the Borrower.

        "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

        "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

        "Leverage Ratio" means, for any period, the ratio of (i) Total Debt as of the last day of such period to (ii) Adjusted EBITDA for such period. Adjusted EBITDA shall be determined on a trailing four Fiscal Quarter basis as at the end of each Fiscal Quarter for each Test Period. Total Debt shall be determined as at the end of each Fiscal Quarter for each Test Period.

        "License" means any license, certificate of authority, permit, franchise or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

        "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a Revolving Loan or a Swing Line Loan.

        "Loan Documents" means this Agreement, each Note, the Parent Guaranty, the Subsidiary Guaranty, the Fee Letter, and all other documents executed and delivered by the Borrower to the Administrative Agent or any Lender in connection herewith.

        "Loan Parties" means, collectively, the Borrower, the Parent and each Subsidiary Guarantor.

        "Master Agreement" has the meaning specified in the definition of "Swap Contract".

        "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

        "Material Subsidiary" means, at any time, (a) each Subsidiary of the Borrower identified as a Material Subsidiary on Schedule 5.14(a), (b) each other Subsidiary having (on a consolidated basis with its Subsidiaries) at such time either (i) total (gross) revenues for the Test Period in excess of 7.5% of the total (gross) revenues of the Borrower and its Subsidiaries for such Test Period or (ii) total assets, as of the last day of the preceding Fiscal Quarter, having a net book value in excess of 7.5% of the total assets of the Borrower and its Subsidiaries as of such day, in each case, based upon the Borrower's most recent annual or quarterly financial statements delivered to the Administrative Agent under Section 6.01 and (c) each Subsidiary identified as a Material Subsidiary pursuant to Section 6.14(a).

        "Maturity Date" means the earliest of (a) November 8, 2009 or (b) the date of termination of the Aggregate Commitments pursuant to Section 2.05, and
(c) the date of termination of the commitment of each Lender to make Loans pursuant to Section 8.02.

        "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

        "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

        "Net Disposition Proceeds" means, as to any Disposition by a Person, proceeds in cash as and when received by such Person, net of (a) the direct costs relating to such Disposition excluding amounts payable to such Person or any Affiliate of such Person, (b) the amount of all taxes paid or reasonably estimated to be payable by such Person in connection therewith, but including the excess, if any, of the estimated taxes payable in connection with such Disposition over the actual amount of taxes paid, immediately after the payment of such taxes, (c) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Indebtedness secured by a Lien on the asset which is the subject of such Disposition, and (d) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (b) above) associated with the assets sold or disposed of and retained by the Borrower or any of its Subsidiaries (provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Disposition Proceeds realized on the date of such reduction).

        "Net Income" means, for any period, the net income of the Borrower and its Subsidiaries from continuing operations before extraordinary items (excluding gains and losses from Dispositions of assets) for that period.

        "Net Worth" means, at any time, the sum of all amounts (without duplication) which, in accordance with GAAP, would be included in the Borrower's stockholders' equity (excluding unrealized gains or losses recorded pursuant to FAS 115) as required to be reported in the Borrower's then most recent consolidated balance sheet required to be delivered to the Administrative Agent pursuant to this Agreement.

        "Non-Recourse Debt" means, with respect to the Borrower or any of its Subsidiaries, Indebtedness of the Borrower or any of its Subsidiaries for which the owner of such Indebtedness has no recourse, directly or indirectly, to the Borrower or any of its Subsidiaries for the principal, premium, if any, and interest on such Indebtedness, except pursuant to mortgages, deeds of trust or security interests in respect of specific land or equipment or other real or personal property interests of the Borrower or any of its Subsidiaries.

        "Notes" means, collectively, the Revolving Loan Notes and the Swing Line Note.

        "NTINY" means National Title Insurance of New York, a New York corporation.

        "Obligations" means all advances to, and debts, liabilities and monetary obligations of, any Loan Party to any Lender, the Administrative Agent, any Indemnitee or any Affiliate of any Lender arising under any Loan Document or any Swap Contract related to any Loan Document entered into with any Lender or Affiliate of a Lender so long as, at the time of execution of such Swap Contracts, such Lender is a party to this Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

        "Off-Balance Sheet Liabilities" means, with respect to any Person as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP: (a) with respect to any asset securitization transaction (including any accounts receivable purchase facility)
(i) the unrecovered investment of purchasers or transferees of assets so transferred, and (ii) any other payment, recourse, repurchase, hold harmless, indemnity or similar obligation of such Person or any of its Subsidiaries in respect of assets transferred or payments made in respect thereof, other than limited recourse provisions that are customary for transactions of such type and that neither (x) have the effect of limiting the loss or credit risk of such purchasers or transferees with respect to payment or performance by the obligors of the assets so transferred nor (y) impair the characterization of the transaction as a true sale under applicable Laws (including Debtor Relief Laws);
(b) the monetary obligations under any financing lease or so-called "synthetic", tax retention or off-balance sheet lease transaction which, upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness; (c) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Subsidiaries; or (d) any other monetary obligation arising with respect to any other transaction which (i) upon the application of any Debtor Relief Law to such Person or any of its Subsidiaries, would be characterized as indebtedness or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries (for purposes of this clause (d), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

        "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

        "Other Taxes" has the meaning specified in Section 3.01(b).

        "Outstanding Amount" or "Outstandings" means, on any date, the aggregate outstanding principal amount of Revolving Loans and Swing Line Loans after giving effect to any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans, as the case may be, occurring on such date.

        "Parent" means Fidelity National Financial, Inc., a Delaware corporation.

        "Parent Credit Agreement" means that certain Credit Agreement dated as of November 4, 2003 among the Parent, Bank of America, N.A., as administrative agent, and a syndicate of lenders, as amended (including the amendments made pursuant to the Second Amendment).

        "Parent Credit Facility" means that certain credit facility extended to the Parent pursuant to the Parent Credit Agreement not to exceed $850,000,000 in aggregate principal amount.

        "Parent Guaranty" means the guaranty executed and delivered by the Parent pursuant to the terms of this Agreement, substantially in the form of Exhibit G-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

        "Participant" has the meaning specified in Section 10.07(d).

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

        "Permitted Acquisition" means, at any time of determination, any Acquisition by the Borrower or any of its Subsidiaries with respect to which each of the following requirements are met:

               (a) such Acquisition has been approved and recommended by the board of directors or general partner (or similar entity) of the Person to be acquired or which owns the assets of the Person be acquired;

               (b) prior to and after giving effect to such Acquisition, no Default (including without limitation under the provisions of Section 7.09) shall have occurred and be continuing, or would result therefrom;

               (c) the business of the Person or assets to be acquired comprises a real estate related business, an information based technology solutions and processing services business and/or businesses or assets related thereto;

               (d) the total consideration payable in cash in respect of any one Acquisition constituting a Permitted Acquisition does not exceed $250,000,000 and the total consideration payable in cash in respect of all Acquisitions constituting Permitted Acquisitions in any Fiscal Year does not exceed $500,000,000 in the aggregate; and

               (e) if the business being acquired becomes a new Subsidiary or causes a then-existing Subsidiary to become a Material Subsidiary, such Subsidiary shall have duly executed and delivered (and supplied appropriate resolutions and an incumbency certificate supporting) the Subsidiary Guaranty substantially concurrently with the consummation of such Acquisition if required by Section 6.12.

provided that the requirements set forth in clause (d) shall not apply if and so long as the Borrower's Total Debt to Total Capitalization Ratio is less than 0.30:1, as demonstrated in the then most recent Compliance Certificate delivered to the Administrative Agent.

        "Permitted Liens" has the meaning specified in Section 7.01.

        "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

        "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

        "Primary Investments" means portfolio investments in the ordinary course of business by the Borrower or any of its Subsidiaries in any of the following:

               (a) operating deposit accounts maintained in the Borrower's name with FDIC member institutions;

               (b) Cash Equivalents; or

               (c) Approved Securities.

        "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Commitments at such time; provided that if the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

        "Rating Agency" means S&P or Moody's, collectively, the "Rating
Agencies".

        "Receivables Facility Attributed Indebtedness" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction other than a purchase.

        "Redeemable Stock" means any Equity Interests of the Borrower or any of its Subsidiaries which prior to November 30, 2009 are or may be (a) mandatorily redeemable, (b) redeemable at the option of the holder thereof or (c) convertible into Indebtedness.

        "Register" has the meaning set forth in Section 10.07(c).

        "Rent Expense" means, for any period for the Borrower and its Subsidiaries, the aggregate amount of rent expense during such period determined in accordance with GAAP.

        "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

        "Request for Credit Extension" means (a) with respect to a Revolving Borrowing, conversion or continuation of Revolving Loans, a Revolving Loan Notice, and (b) with respect to a Swing Line Loan, a Swing Line Loan Notice

        "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans has been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

        "Responsible Officer" means the chief executive officer, president, chief financial officer, treasurer, controller, secretary or assistant secretary of any Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

        "Restricted Payments" has the meaning specified in Section 7.06.

        "Revolving Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

        "Revolving Committed Amount" has the meaning assigned to such term in
Section 2.01.

        "Revolving Loan" has the meaning specified in Section 2.01.

        "Revolving Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Revolving Loans made by such Lender, substantially in the form of Exhibit C.

        "Revolving Loan Notice" means a notice of (a) a Revolving Borrowing, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

        "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

        "Second Amendment" means that certain Second Amendment to Credit Agreement, dated as of October 29, 2004, among the Parent, Bank of America, N.A., as administrative agent, and a syndicate of lenders

        "Secondary Investments" means Investments by the Borrower or any of its Subsidiaries in the ordinary course of business not constituting Primary Investments or Acquisitions.

        "Securitization Vehicle" means a special purpose vehicle that is a Wholly-Owned Subsidiary of the Borrower and is a corporation, limited liability company, trust or other person organized for the limited purpose of entering into securitization transactions by purchasing, or receiving by way of capital contributions, assets from the Borrower and obtaining financing for such assets from third parties, and whose structure is designed to insulate such vehicle from the credit risk of the Borrower.

        "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 548 of the Bankruptcy Code and for purposes of the New York Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

        "Subsidiary" of a Person means any Person of which more than 50% of the Voting Stock, or other Equity Interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

        "Subsidiary Guarantor" means each Material Subsidiary of the Borrower identified as a Subsidiary Guarantor on Schedule 5.14(b), each of which are required to execute and deliver to the Administrative Agent the Subsidiary Guaranty, and each other Material Subsidiary that is required to execute the Subsidiary Guaranty pursuant to Sections 6.12 or 6.14.

        "Subsidiary Guaranty" means the subsidiary guaranty executed and delivered by each Subsidiary Guarantor pursuant to the terms of this Agreement, substantially in the form of Exhibit G-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

        "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

        "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

        "Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.03.

        "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.03.

        "Swing Line Lender" means Wachovia in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

        "Swing Line Loan" has the meaning specified in Section 2.03(a).

        "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit B.

        "Swing Line Note" means a promissory note made by the Borrower in favor of the Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit D.

        "Swing Line Sublimit" means an amount equal to the lesser of (a) $25,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

        "Syndication Agent" has the meaning specified in the introductory paragraph hereto.

        "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

        "Taxes" has the meaning specified in Section 3.01(a).

        "Test Period" means, for any determination under this Agreement, the four consecutive Fiscal Quarters of the Borrower then last ended.

        "Total Capitalization" means, at any time, the sum of Net Worth and Total Debt.

        "Total Debt" means, at any time, with respect to the Borrower and its Subsidiaries, the sum, without duplication, of (a) Applicable Debt at such time,
(b) noncontingent reimbursement or payment obligations in respect of the items referred to in clause (b) of the definition of Indebtedness contained in this Agreement at such time, and (c) Contingent Obligations in respect of Applicable Debt of another Person at such time, minus (d) Non-Recourse Debt of the Designated Subsidiary.

        "Total Debt to Total Capitalization Ratio" means, at any time, the ratio of Total Debt to Total Capitalization at such time.

        "Type" means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

        "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        "United States" and "U.S." mean the United States of America.

        "Voting Stock" means, with respect to any Person, shares of such Person's Equity Interests having the right to vote for the election of directors or other governing body of such Person under ordinary circumstances.

        "Wachovia" means Wachovia Bank, National Association and its successors.

        "Wholly-Owned Subsidiary" means any Person in which (other than directors' qualifying Equity Interests required by Law) 100% of the Voting Stock and 100% of the Equity Interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

        1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

        (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

        (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

               (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

               (iii)The term "including" is by way of example and not limitation.

               (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

        (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

        (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

        1.03   ACCOUNTING TERMS.

        (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

        (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

        1.04 ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

        1.05 REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all amendments and modifications thereto and shall also include all statutory and regulatory provisions and rulings consolidating, amending, replacing, supplementing or interpreting such Law.

        1.06 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).


                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

        2.01 REVOLVING LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Revolving Loan") to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that (i) the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed FIVE HUNDRED MILLION AND 00/100 DOLLARS ($500,000,000.00) (as such aggregate maximum amount may be increased from time to time as provided in
Section 2.13 or reduced from time to time as provided in

Section 2.05, the "Revolving Committed Amount") and (ii) after giving effect to any Revolving Borrowing, (A) the Outstandings shall not exceed the Aggregate Commitments, and (B) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.04, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

        2.02   BORROWINGS, CONVERSIONS AND CONTINUATIONS OF REVOLVING LOANS.

        (a) Each Revolving Borrowing, each conversion of Revolving Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans.

        Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Revolving Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(b) and (c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Revolving Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Revolving Borrowing, a conversion of Revolving Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Revolving Loans to be borrowed, converted or continued, (iv) the Type of Revolving Loans to be borrowed or to which existing Revolving Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto.

        If the Borrower fails to specify a Type of Revolving Loan in a Revolving Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Revolving Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Revolving Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

        (b) Following receipt of a Revolving Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Revolving Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Revolving Borrowing, each Lender shall make the amount of its Revolving Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Revolving Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Wachovia with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Revolving Loan Notice with respect to such Borrowing is given by the Borrower, there are Swing Line Loans outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Swing Line Loans, and second, to the Borrower as provided above.

        (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

        (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Wachovia's prime rate used in determining the Base Rate promptly following the public announcement of such change.

        (e) After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Revolving Loans.

        2.03   SWING LINE LOANS.

        (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Loans of the Lender acting as

Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.03, prepay under Section 2.04, and reborrow under this Section 2.03. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby, subject to the condition set forth in Section 2.03(a)(ii) above, irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Swing Line Loan.

        (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 or a whole multiple of $100,000 in excess thereof), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.03(a), or (B) that one or more of the applicable conditions specified in
Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

        (c) Refinancing of Swing Line Loans.

               (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Revolving Loan Notice for purposes hereof) and in accordance with the requirements of
        Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Revolving Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Revolving Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Revolving Loan Notice, whereupon, subject to Section 2.03(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

               (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.03(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.

               (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

        (d) Each Lender's obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing, including whether or not the conditions set forth in Section 4.02 shall have been satisfied. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

        (e) Repayment of Participations.

               (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

               (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

        (f) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.03 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

        (g) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

        2.04   PREPAYMENTS.

        (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one Business Day prior to any date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Revolving Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to
Section 3.05. Each such prepayment shall be applied to the Revolving Loans of the Lenders in accordance with their respective Pro Rata Shares.

        (b) The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and
(ii) any such prepayment shall be in a minimum principal amount of $100,000, or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

        (c) If for any reason the Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans in an aggregate amount equal to such excess.

        2.05 TERMINATION OR REDUCTION OF COMMITMENTS. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All Facility Fees accrued until the Closing Date of any termination of the Aggregate Commitments shall be paid on the Closing Date of such termination.

        2.06   REPAYMENT OF LOANS.

        (a) The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Revolving Loans outstanding on such date.

        (b) The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) the date seven days after such Loan is made and (ii) the Maturity Date.

        2.07   INTEREST.

        (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

        (b) If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

        (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

        2.08   FEES.

        (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee ("Facility Fee") equal to the Applicable Rate times the actual daily amount of the Aggregate Commitments (or, if the Aggregate Commitments have terminated, on the Outstanding Amount of all Loans), regardless of usage. The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Loans remain outstanding), including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

        (b) Other Fees. The Borrower shall pay to the Arranger, the Administrative Agent and each Lender for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

        2.09 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Wachovia's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11(a), bear interest for one day.

        2.10   EVIDENCE OF DEBT.

        (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Loan Note and/or a Swing Line Note, as applicable, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

        (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

        2.11   PAYMENTS GENERALLY.

        (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

        (b) Subject to the provisions of the definition of "Interest Period", if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

        (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

               (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

               (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

        A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

        (d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

        (e) .The obligations of the Lenders hereunder to make Revolving Loans and to fund participations in Swing Line Loans are several and not joint. The failure of any Lender to make any Revolving Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan or purchase its participation.

        (f) .Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

        2.12 SHARING OF PAYMENTS. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Revolving Loans made by it, or the participations in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Revolving Loans made by them and/or such subparticipations in the participations in Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Revolving Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

        2.13   INCREASES IN REVOLVING COMMITTED AMOUNT.

        (a) So long as no Default or Event of Default has occurred and is continuing, from time to time after the Closing Date (but prior to the date which is 180 days immediately preceding the Maturity Date), the Borrower may, upon at least 15 days' written notice to the Administrative Agent (who shall promptly notify each Lender of such notice), propose to increase the Revolving Committed Amount by a minimum amount of $25,000,000 and in integral multiples of $5,000,000 above such amount, up to an aggregate maximum amount not to exceed $100,000,000 (the amount of any such increase, the "Additional Commitment Amount"). Each Lender shall have the right for a period of 10 days following receipt of such notice, to elect by written notice to the Administrative Agent to increase its Commitment by a principal amount equal to its Commitment Percentage of the Additional Commitment Amount. No Lender (or any successor thereto) shall have any obligation to increase its Commitment or its other obligations under this Credit Agreement and the other Credit Documents, and any decision by a Lender to increase its Commitment shall be made in its sole discretion independently from any other Lender. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

        (b) If any Lender shall not elect to increase its Commitment pursuant to subsection (a) of this Section, the Borrower may designate another bank or other financial institution (which may be, but need not be, one or more of the existing Lenders) which at the time agrees to, in the case of any such Person that is an existing Lender, increase its Commitment and in the case of any other such Person (an "Additional Lender"), become a party to this Agreement; provided, however, that any new bank or financial institution must conform to the definition of Eligible Assignee, must have a Commitment of at least $5,000,000 and must be acceptable to the Administrative Agent, which acceptance will not be unreasonably withheld or delayed. The sum of the increases in the Commitments of the existing Lenders pursuant to this subsection (b) plus the Commitments of the Additional Lenders shall not in the aggregate exceed the portion of the Additional Commitment Amount which has not been subscribed pursuant to subsection (a) immediately above.

        (c) An increase in the Revolving Committed Amount pursuant to this
Section 2.13 shall become effective upon the receipt by the Administrative Agent of an agreement in form and substance satisfactory to the Administrative Agent (each, an "Additional Commitment Agreement") signed by the Borrower, by each Additional Lender and by each other Lender whose Commitment is to be increased, setting forth the new Commitments of such Lenders and Additional Lenders and setting forth the agreement of each Additional Lender to become a party to this Credit Agreement and to be bound by all the terms and provisions hereof, together with such evidence of appropriate corporate authorization on the part of the Borrower with respect to the increase in the Revolving Committed Amount and such opinions of counsel for the Borrower with respect to the increase in the Revolving Committed Amount as the Administrative Agent may reasonably request.

        (d) Upon the acceptance of an Additional Commitment Agreement by the Administrative Agent, the Revolving Committed Amount shall automatically be increased by the amount of the Commitments added through such agreement and
Schedule 2.01 shall automatically be deemed amended to reflect the Commitments of all Lenders after giving effect to the addition of such new Commitments.

        (e) Upon any increase in the Revolving Committed Amount pursuant to this
Section 2.13 that is not pro rata among all Lenders, if any Revolving Loans are outstanding at the time of such increase, then the Borrower will prepay one or more existing Revolving Loans in an amount necessary such that after giving effect to the increase in the Revolving Committed Amount each Lender will hold its pro rata share (based on its Commitment Percentage of the revised Revolving Committed Amount) of outstanding Revolving Loans.


                                   ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01   TAXES.

        (a) Any and all payments by the Borrower and each other Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

        (b) In addition, the Borrower and each other Loan Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

        (c) Without duplication of any amounts paid by the Borrower under
Section 3.01(a), if the Borrower shall be required to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent or to such Lender, as the case may be, at the time interest is paid, such additional amount that the Administrative Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Administrative Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

        (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

        3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

        3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Revolving Borrowing of Base Rate Loans in the amount specified therein.

        3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

        (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

        (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

        (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

        3.05 FUNDING LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the amount payable to such Lender, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

        (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise, but excluding any payment or prepayment as a result of a Lender's failure to make a payment pursuant to Section 2.11(c)(ii));

        (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

        (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.15;

including any loss, cost or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

        3.06   MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

        (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

        (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, the Borrower may replace such Lender in accordance with Section 10.15.

        3.07 SURVIVAL. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.


                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

        4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent in form and substance satisfactory to the Administrative Agent:

        (a) The Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

               (i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

               (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;

'               (iii) the Subsidiary Guaranty, duly executed by each Subsidiary
        Guarantor, and the Parent Guaranty, duly executed by the Parent;

               (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as of the Closing Date as the Administrative Agent may require evidencing the identity, authority and capacity of each such Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

               (v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party as of the Closing Date is validly existing and in good standing in its state of incorporation or organization and/or domicile;

               (vi) (A) a favorable opinion of Foley & Lardner, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request, and (B) a favorable opinion of New York counsel to the Loan Parties, reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender as to such New York Law matters as the Required Lenders may reasonably request;

               (vii) a certificate of a Responsible Officer of each Loan Party as of the Closing Date either (A) confirming that all consents, licenses and approvals required in connection with the execution, delivery and performance of the Loan Documents by such Loan Party have been obtained, or (B) stating that no such consents, licenses or approvals are so required;

               (viii) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and (C) the current Debt Ratings;

               (ix) evidence satisfactory to the Administrative Agent that the Second Amendment and all documents executed in connection therewith (each in form and substance satisfactory to the Administrative Agent) have been executed and that the conditions set forth in Section 4(a) of the Second Amendment have been satisfied;

               (x) a certificate for benefit of itself and the Lenders provided by the Borrower that sets forth information required by the Patriot Act (as defined in Section 10.19) including, without limitation, the identity of the Loan Parties, the names and addresses of the Loan Parties and other information that will allow the

        Administrative Agent or any Lender, as applicable, to identify the Loan Parties in accordance with the Patriot Act; and

               (xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Swing Line Lender or the Required Lenders reasonably may require.

        (b) Any fees (including upfront fees to the Lenders) required to be paid on or before the Closing Date shall have been paid, and the Fee Letter shall be in full force and effect.

        (c) Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

        (d) The Closing Date shall have occurred on or before November 8, 2004.

        4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

        (a) The representations and warranties of the Borrower contained in
Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) through (f), respectively, of Section 6.01.

        (b) No Default shall exist, or would result from such proposed Credit Extension.

        (c) The Administrative Agent and, if applicable, the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

        Each Request for Credit Extension (other than a Revolving Loan Notice requesting only a conversion of Revolving Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS. The Borrower and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Loan Party of each Loan Document to which it is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except with respect of clause (c), to the extent such violation could not reasonably be expected to have a Material Adverse Effect.

         5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, other than
(a) such that have been obtained and are in full force and effect, (b) those the failure of which could not reasonably be expected to have a Material Adverse Effect and (c) with respect to execution, SEC filings.

         5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws and general equitable principles.

         5.05  FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments, Indebtedness and Contingent Liabilities.

         (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries dated June 30, 2004, and the related unaudited consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
Schedule 5.05 sets forth all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries not reflected on the June 30, 2004 financial statements referred to above, incurred after the date of such financial statements but prior to the Closing Date, including liabilities for material commitments, Indebtedness and Contingent Liabilities.

         (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         5.06 LITIGATION. Except (a) for liabilities of NTINY under insurance or insurance related contracts entered into by NTINY in the ordinary course of its business, and (b) as set forth in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at Law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues that (i) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (ii) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

         5.07 NO DEFAULT. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

         5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and each Subsidiary has good record and indefeasible title to, or valid leasehold interests in, their respective real properties, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         5.09 ENVIRONMENTAL COMPLIANCE. The Borrower and its Subsidiaries have complied with all Environmental Laws, except for any Environmental Laws the non-compliance therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5.10 INSURANCE. The Borrower and its Subsidiaries maintain insurance in full force and effect with respect to its properties and business in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice.

         5.11 TAXES. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid or made provision for payment of all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are (a) being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) immaterial. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         5.12 ERISA COMPLIANCE. Except as specifically disclosed on Schedule
5.12:

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.13 INTELLECTUAL PROPERTY, LICENSES, ETC. The Borrower and each of its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses and other rights that are used by the Borrower or such Subsidiary in connection with the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to have any such rights could not have a Material Adverse Effect.

         5.14  SUBSIDIARIES.

         (a) The Borrower has no Subsidiaries other than those specifically disclosed on Schedule 5.14(a) and, after the Closing Date, those permitted in accordance with Section 7.03, and there are no restrictions on the Borrower or any of its Material Subsidiaries which prohibit or otherwise restrict (i) the ability of the Borrower or any of its Material Subsidiaries to grant any Liens on any of their respective assets or (ii) the transfer of cash or other assets from any Material Subsidiary to the Borrower, other than prohibitions or restrictions existing under or by reason of any Loan Document, Legal Requirements, customary non-assignment provisions in contracts entered into in the ordinary course of business and consistent with past practices, and agreements evidencing Off-Balance Sheet Liabilities permitted hereunder.

         (b) Schedule 5.14(b) contains a complete and correct list of all of the Borrower's Material Subsidiaries as to which the execution and delivery of the Subsidiary Guaranty is not unlawful.

         (c) NTINY is the only Subsidiary of the Borrower engaged in the insurance business. NTINY is not a Material Subsidiary.

         5.15 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Credit Extensions hereunder will be used for "purchasing" or "carrying" "margin stock" as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of Regulations U or X of such Board of Governors. Neither the Borrower nor any of its Subsidiaries (a) is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, or (b) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.16 DISCLOSURE. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other factual information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         5.17 COMPLIANCE WITH LAWS. The Borrower and each of its Subsidiaries is in compliance in all material respects with the Requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.18 SOLVENT. The Borrower is, and the Borrower and its Subsidiaries are, on a consolidated basis, Solvent.

         5.19 LICENSES. No License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension or revocation which is reasonably likely to result in a suspension or revocation. To the Borrower's knowledge, there is no sustainable basis for such suspension or revocation of any License, the loss of which could reasonably be expected to have a Material Adverse Effect.

         5.20 EMPLOYEE MATTERS. There are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal employment opportunity proceedings, wage payment or material unemployment compensation proceedings, material workers' compensation proceedings or other material labor/employee related controversies pending or, to the knowledge of the Borrower, threatened between the Borrower or any of its Subsidiaries and any of their respective employees, other than employee grievances which could not in the aggregate reasonably be expected to have a Material Adverse Effect.

         5.21 FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the Borrower nor any of its Subsidiaries is an "enemy" or an "ally of the enemy" within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. SectionSection 1 et seq.), as amended. Neither the Borrower nor any or its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act (as defined in Section 10.19). Neither the Borrower nor any of its Subsidiaries (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower agrees with the Administrative Agent and the Lenders that:

         6.01 FINANCIAL STATEMENTS. The Borrower shall deliver to the Administrative Agent with sufficient copies for each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) as soon as available, but not later than 105 days after the end of each Fiscal Year, (i) if the IPO has not been consummated prior to the end of such Fiscal Year, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP, the financial position and the results of operations of the Borrower and the Subsidiaries as of the date thereof and (ii) if the IPO has been consummated prior to the end of such Fiscal Year, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of KPMG LLP or another nationally recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Borrower's or any Subsidiary's records, and shall not contain any qualification or exception which is of a "going concern" or similar nature or exception as to scope of such audit;

         (b) as soon as available, but not later than 60 days after the end of each of the first three Fiscal Quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Borrower and the Subsidiaries as of the date thereof;

         (c) as soon as available, but not later than 105 days after the end of each Fiscal Year, a copy of an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such year and the related consolidating statement of income for such year, certified by a Responsible Officer as having been developed and used in connection with preparation of the financial statements referred to in Section 6.01(a); and

         (d) as soon as available, but not later than 60 days after the end of each of the first three Fiscal Quarters of each fiscal year, a copy of the unaudited consolidating balance sheets of the Borrower and its Subsidiaries, and the related consolidating statements of income for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in Section 6.01(b).

         6.02 CERTIFICATES; OTHER INFORMATION. The Borrower shall deliver to the Administrative Agent with sufficient copies for each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

         (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

         (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

         (c)  the following certificates and other information:

                  (i) within two Business Days of the receipt of such notice, notice of the actual suspension, termination or revocation of any material license of the Borrower or any of its Material Subsidiaries by any Governmental Authority or notice from any Governmental Authority notifying the Borrower or any of its Material Subsidiaries of a hearing relating to such a suspension, termination or revocation, including any request by a Governmental Authority which commits the Borrower or any of its Material Subsidiaries to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of the Borrower or any of its Material Subsidiaries to conduct its business; and

                  (ii) within five Business Days of the receipt of such notice, notice of any material pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Governmental Authority concerning the business practices or operations of the Borrower or any of its Material Subsidiaries which is reasonably likely to have a Material Adverse Effect.

         (d) promptly, but in any event within two Business Days of having knowledge thereof, notice of any change in a Debt Rating by Moody's or S&P and notice of the lack of a Debt Rating by Moody's or S&P (and in the event of the lack of a Debt Rating by Moody's and S&P, a certificate executed by a Responsible Officer setting forth the Leverage Ratio for the most recently ended Test Period);

         (e) promptly after the same are available, copies of each (i) annual report, proxy or financial statement or, at the Administrative Agent's request, copies of each other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports (including Forms 10K, 10Q and 8K) and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto and (ii) without duplication, copies of any certifications or affidavits required by the SEC in connection with the filing of Forms 10K, 10Q and 8K;

         (f) promptly after the Borrower has notified the Administrative Agent of any intention by the Borrower to treat the Loans and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation
Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form; and

         (g) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

         Documents required to be delivered pursuant to Section 6.01(a) through
(d) or Section 6.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower's behalf on Syndtrak Online or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent for any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent and each of the Lenders. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         6.03 NOTICES. The Borrower shall promptly notify the Administrative
Agent:

         (a) promptly after a Responsible Officer of the Borrower obtains knowledge thereof, of (i) the occurrence of any event that constitutes a Default or Event of Default, (ii) any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries (x) in which the amount of damages claimed is 2% of Net Worth (or its equivalent in another currency or currencies) or more as to the Borrower and all Subsidiaries other than NTINY or
(y) which if adversely determined could reasonably be expected to have a Material Adverse Effect;

         (b) of the occurrence of any of the following events affecting the Borrower or any ERISA Affiliate (but in no event more than 10 days after a Responsible Officer of the Borrower obtains knowledge of such event), and deliver to the Administrative Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Borrower or any ERISA Affiliate with respect to such event:

                  (i)  an ERISA Event;

                  (ii) a material increase in the contributions to, or the Unfunded Pension Liability of, any Pension Plan since the last annual valuation date;

                  (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower or any ERISA Affiliate; or

                  (iv) the adoption of any amendment to a Plan subject to
         Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

         (c) of any material change in accounting policies or financial reporting practices by the Borrower or any of its consolidated Material Subsidiaries;

         (d) of the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of NTINY, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or

         (e) of any judicial or administrative order limiting or controlling the insurance business of NTINY (and not the insurance industry generally) which has been issued or adopted and which has had, or which could reasonably be expected to have, a Material Adverse Effect.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         6.04 PRESERVATION OF EXISTENCE, ETC. The Borrower shall, and shall cause each of its Subsidiaries to, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.02; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) take all reasonable action to preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect; and (d) in the case of the Borrower, engage in no business (other than as conducted on the Closing Date) except to hold Equity Interests of its Subsidiaries.

         6.05 MAINTENANCE OF PROPERTIES. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and except in connection with transactions permitted by Section 7.02; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.06 MAINTENANCE OF INSURANCE. The Borrower shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies which are not Affiliates of the Borrower insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

         6.07 COMPLIANCE WITH LAWS. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Laws, orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.08 BOOKS AND RECORDS. The Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain proper books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP (or the applicable accounting practices prescribed by the applicable Governmental Authority with respect to NTINY), consistently applied, shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

         6.09 INSPECTION RIGHTS. The Borrower shall, and shall cause each of its Material Subsidiaries to, permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of their respective properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when a Default or an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

         6.10 USE OF PROCEEDS. The Borrower shall use the proceeds of the Credit Extensions for general corporate purposes, including Permitted Acquisitions and Capital Expenditures, not in contravention of any Law or of any Loan Document.

         6.11 PAYMENT OF TAXES. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all material taxes, assessments and governmental charges or levies upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful material claims that, if unpaid, could reasonably be expected to become a material Lien upon any of its properties; provided that neither the Borrower nor any of its Subsidiaries shall be required hereunder to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP (or the applicable accounting practices prescribed by the applicable Governmental Authority with respect to NTINY).

         6.12 FUTURE SUBSIDIARIES. Without limiting the effect of any provision contained herein (including Section 7.03), upon any Person becoming, after the date hereof, a direct or indirect Domestic Subsidiary of the Borrower that is a Material Subsidiary, but not a Securitization Vehicle, the Borrower shall cause such Domestic Subsidiary to (a) promptly execute and deliver to the Administrative Agent the Subsidiary Guaranty if a Guaranty Trigger Event has occurred and is continuing and (b) simultaneously therewith, deliver the documents, certificates and opinion required to be delivered by a Loan Party pursuant to Sections 4.01(a)(iv) through 4.01(a)(vii).

         6.13 MAINTENANCE OF CORPORATE SEPARATENESS. The Borrower shall, and shall cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings and the maintenance of corporate offices and records.

         6.14 SUBSIDIARY GUARANTY.

         (a) The Borrower shall at all times cause a number of Subsidiaries to be identified as Material Subsidiaries that, collectively, have EBITDA for the most recently ended Test Period that comprises at least 75% of the EBITDA of all Subsidiaries in the aggregate, and shall, absent a Guaranty Release Event, cause each of such identified Material Subsidiaries that can legally execute a guaranty to (a) execute and deliver to the Administrative Agent the Subsidiary Guaranty and (b) simultaneously therewith, deliver the documents, certificates and opinion required to be delivered by a Loan Party pursuant to Sections 4.01(a)(iv) through 4.01(a)(vii).

         (b) If, at any time after the Closing Date a Guaranty Release Event shall occur, the Administrative Agent shall, at the expense of the Borrower, release the Subsidiary Guaranty and shall take all actions reasonably necessary to evidence such release. If at any time after a Guaranty Release Event has occurred a Guaranty Trigger Event occurs, the Borrower covenants and agrees that it will, and will cause each of its Material Subsidiaries that are not Securitization Vehicles to, within 10 days following the date of a Guaranty Trigger Event, (i) execute and deliver to the Administrative Agent the Subsidiary Guaranty and (ii) simultaneously therewith, deliver the documents, certificates and opinion required to be delivered by a Loan Party pursuant to Sections 4.01(a)(iv) through 4.01(a)(vii).

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:

         7.01 LIENS. The Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

         (a)  any Lien created under any Loan Document;

         (b) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.11;

         (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted;

         (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds, reinsurance agreements and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

         (e) Liens existing on the Closing Date and identified on Schedule 7.01;

         (f) Liens consisting of pledges or deposits of cash or securities made by NTINY as a condition to obtaining or maintaining any licenses issued to it by, or to satisfy the requirements of, any applicable Governmental Authority responsible for the regulation of NTINY;

         (g) Liens consisting of judgment or judicial attachment Liens (other than arising as a result of claims under or related to insurance or insurance related contracts entered into by NTINY in the ordinary course of its business); provided that the enforcement of such Liens is effectively stayed or fully covered by insurance and all such liens in the aggregate at any time outstanding for the Borrower and its Subsidiaries do not exceed 3% of Net Worth;

         (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Borrower and its Subsidiaries;

         (i) Liens securing Indebtedness permitted under Section 7.04(d), provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

         (j) Liens securing obligations permitted under Sections 7.04(f) and
(g), to the extent such Liens are identified and permitted under such Sections;

         (k) Liens arising as a result of claims in the ordinary course of business against NTINY under or related to insurance or insurance related contracts entered into by NTINY in the ordinary course of its business, or securing Indebtedness of NTINY incurred or assumed in connection with the settlement of claim losses in the ordinary course of business of NTINY;

         (l) Liens on assets of a Person that becomes a Subsidiary after the Closing Date pursuant to a Permitted Acquisition securing Indebtedness permitted by Section 7.04(h), which Liens previously existed and were not created in contemplation thereof and which are not increased to cover any other property;

         (m) Liens on assets of the Borrower or its Subsidiaries securing Indebtedness owed to the Borrower or a Subsidiary and permitted under Section 7.04(l);

         (n) Liens on assets of the Designated Subsidiary securing Indebtedness permitted under Section 7.04(m);

         (o) so long as no Default or Event of Default has occurred and is continuing, other Liens securing obligations in an aggregate amount not exceeding at any one time outstanding 3% of Net Worth; and

any extension, renewal or replacement of the foregoing; provided that the Liens permitted hereby shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property).

         7.02 CONSOLIDATIONS AND MERGERS; SALES OF ASSETS. The Borrower shall not, and shall not permit any of its Subsidiaries to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of its assets (including receivables and Equity Interests, and in all cases whether now owned or hereafter acquired) to or in favor of any Person, except:

         (a) any Subsidiary may merge with the Borrower; provided that the Borrower shall be the continuing or surviving Person, or with any one or more Subsidiaries; provided that if any transaction shall be between a Subsidiary and a Subsidiary that is a Wholly-Owned Subsidiary, the Subsidiary that is a Wholly-Owned Subsidiary shall be the continuing or surviving Person;

         (b) any Subsidiary may sell all or any part of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Subsidiary that is a Wholly-Owned Subsidiary (other than NTINY); and

         (c) the Borrower or any Subsidiary may sell, lease, convey or otherwise dispose of assets (i) if such sale, lease, conveyance or other disposition is
(A) of portfolio Investments in the ordinary course of its business at fair market value, (B) of obsolete, worn-out or surplus property, (C) a sale of property to the extent such property is exchanged for credit against the purchase price of similar replacement property or the Net Disposition Proceeds thereof are promptly applied to the purchase of such replacement property; (D) ordinary course dispositions of real estate and related properties in connection with relocation activities for employees of the Borrower and its Subsidiaries;
(E) dispositions of tangible property as part of a like kind exchange under
Section 1031 of the Code in the ordinary course of business; (F) dispositions of real estate and related properties as part of the resolution or settlement of claims under any insurance or insurance related contract entered into by NTINY in the ordinary course of business; or (G) a voluntary termination of a Swap Contract; and (ii) not otherwise permitted to be sold, leased, conveyed or disposed of in clause (i) immediately preceding, provided that (A) no Default or Event of Default shall have occurred or be continuing or would occur after giving effect thereto, (B) all such dispositions shall be for fair market value and (C) the aggregate value of all assets disposed of pursuant to this clause
(ii) by the Borrower and its Subsidiaries (excluding trade receivables sold or otherwise conveyed to or by a Securitization Vehicle) shall not exceed 15% of Net Worth (determined as of the last day of the immediately preceding Fiscal
Year) in any Fiscal Year.

         7.03 INVESTMENTS. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any Investments, except for:

         (a) Investments held by the Borrower or any of its Subsidiaries in the form of (i) Primary Investments and (ii) so long as no Default or Event of Default has occurred and is continuing at the time of the making of such Investment or after giving effect thereto, Secondary Investments; provided that,
(A) such Investments comply with all Legal Requirements, (B) the aggregate amount of Secondary Investments shall not exceed 15% of the aggregate amount of the Borrower's total investment portfolio and (C) the aggregate amount of Investments in Secondary Investments that are issued by a single issuer shall not exceed 5% of the aggregate amount of the Borrower's total investment portfolio (with all valuations for purposes of compliance with this clause (ii) being on a cost basis);

         (b) extensions of credit and capital contributions by the Borrower to any of its Subsidiaries existing on the Closing Date or to new Subsidiaries created after the Closing Date in accordance with this Agreement or by any of its Subsidiaries to another of its Subsidiaries existing on the Closing Date or to new Subsidiaries created after the Closing Date in accordance with this Agreement;

         (c) Investments by NTINY in the ordinary course of business and in compliance with all applicable regulatory requirements;

         (d) Investments existing on the Closing Date and identified on Schedule 7.03;

         (e) extensions of credit in the nature of accounts receivable, notes receivable, lease obligations and similar obligations arising in the ordinary course of business;

         (f) Investments constituting Permitted Acquisitions;

         (g) Investments consisting of non-cash proceeds from Dispositions permitted under Section 7.02(c) and (d); and

         (h) so long as no Default or Event of Default has occurred and is continuing, other Investments in an aggregate amount not to exceed at any one time outstanding 3% of Net Worth.

         7.04 LIMITATION ON INDEBTEDNESS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

         (a) Indebtedness incurred pursuant to this Agreement;

         (b) Indebtedness of the Borrower, Fidelity Information Services, Inc. and Fidelity National Information Solutions, Inc. consisting of guarantees of the Parent Credit Facility until the consummation of the IPO and (ii) other Indebtedness consisting of other Contingent Obligations in respect of obligations of other Persons in an aggregate amount not to exceed at any one time outstanding 3% of Net Worth.

         (c) Indebtedness existing on the Closing Date and identified on
Schedule 7.04;

         (d) Purchase money Indebtedness, Capital Leases, Off-Balance Sheet Liabilities and/or indebtedness, liabilities and obligations incurred in connection with a trade receivables securitization transaction involving the Borrower or any of its Subsidiaries and a Securitization Vehicle (regardless of whether such indebtedness, liabilities and obligations constitute Off-Balance Sheet Liabilities), provided that (i) the aggregate amount of such Indebtedness at any time outstanding shall not exceed 10% of Net Worth, (ii) such Indebtedness when incurred shall not exceed 100% of the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, (iii) such Indebtedness is created and any Lien attaches to such property concurrently with or within forty-five (45) days of the acquisition thereof, and (iv) such Lien does not at any time encumber any property other than the property financed by such Indebtedness;

         (e) Obligations under Swap Contracts entered into for hedging purposes;

         (f) Indebtedness of the Borrower and its Subsidiaries having a maturity of 92 days or less representing borrowings from a bank or banks with which the Borrower or such Subsidiary has a depository relationship, which borrowings shall be fully secured by Cash Equivalents purchased by the Borrower or such Subsidiary with the proceeds of such borrowings;

         (g) Obligations incurred in the ordinary course of business in connection with "1031 exchange" or relocation service transactions and secured by the properties which are the subject of such transactions;

         (h) Indebtedness of a Person that becomes a Subsidiary after the Closing Date pursuant to a Permitted Acquisition, which Indebtedness existed prior to such Acquisition and was not created in contemplation thereof;

         (i) so long as no Default or Event of Default has occurred and is continuing at the time of incurrence thereof or after giving effect thereto, unsecured Indebtedness of the Borrower; provided that such Indebtedness (i) shall mature no earlier than November 30, 2009, (ii) shall not have any scheduled principal payments or provide for any mandatory prepayments or redemptions or repurchases not otherwise provided to the Lenders hereunder (including by way of a default under this Agreement) prior to November 30, 2009,
(iii) has covenants, defaults and other terms and conditions (other than interest rates) no more restrictive than those contained in this Agreement, and
(iv) at any time a Guaranty Trigger Event has occurred and is continuing, shall not exceed, when aggregated with all other Indebtedness outstanding under this clause (i), $800,000,000, provided that any Indebtedness permitted to be incurred pursuant to this clause (i) prior to a Guaranty Trigger Event shall continue to be permitted and may remain outstanding at such time as a Guaranty Trigger Event has occurred and is continuing;

         (j) so long as no Default or Event of Default has occurred and is continuing at the time of incurrence thereof, other Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed at any one time outstanding 4% of Net Worth;

         (k) obligations consisting of guarantees of Indebtedness of insurance agents of NTINY in an aggregate amount not to exceed at any one time outstanding 3% of Net Worth;

         (l) (i) Indebtedness of the Borrower or a Subsidiary owing to the Borrower or another Subsidiary, provided that the payment of such Indebtedness by the Borrower or a

Subsidiary that is a Subsidiary Guarantor is subordinate to the payment of the Obligations pursuant to Section 2.8 of the Subsidiary Guaranty or otherwise in a manner satisfactory to the Administrative Agent and (ii) Indebtedness of the Borrower or a Subsidiary owing to the Parent, provided that (A) such Indebtedness is incurred prior to the Distribution and (B) the payment of such Indebtedness is subordinated to the payment of the Obligations in accordance with terms and provisions satisfactory to the Administrative Agent;

         (m) Non-Recourse Debt of the Designated Subsidiary; and

         (n) any extensions, renewals or refinancings of the foregoing on terms substantially similar to, or more favorable to the Borrower than (but not less favorable to the Lenders), the terms of the Indebtedness being extended, renewed or refinanced.

         7.05 TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary; provided that the foregoing restrictions shall not apply to (a) customary fees paid to members of the Board of Directors of the Borrower and its Subsidiaries, (b) transactions permitted by Section 7.06 and (c) the performance of any of the agreements identified on Schedule 7.05.

         7.06 RESTRICTED PAYMENTS.

         The Borrower shall not, and shall not allow any of its Subsidiaries to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its Equity Interests, or purchase, redeem or otherwise acquire for value any shares of its Equity Interest or any warrants, rights or options to acquire such shares, now or hereafter outstanding, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness described in Section 7.04(i) or Section 7.04(j) (collectively, "Restricted Payments"), except that (a) the Borrower may pay a dividend of up to $250,000,000 to the Parent from the proceeds of the IPO,
(b) any Subsidiary may pay dividends and tax sharing payments to the corporations which own its Equity Interest, (c) prior to the consummation of the Distribution, the Borrower may pay periodic dividends so long as (i) the amount of the dividends paid for any period of four (4) consecutive Fiscal Quarters of the Borrower shall not exceed 50% of Net Income for such period and (ii) before and after giving effect to any such dividend payment no Event of Default or Default shall have occurred and (d) after the consummation of the Distribution, the Borrower may, so long as before and after giving effect to any such payment no Event of Default or Default shall have occurred, make any Restricted Payment.

         7.07 CHANGE IN BUSINESS. Other than in connection with a Permitted Acquisition, the Borrower shall not, and shall not permit any of its Material Subsidiaries to, engage in any material line of business substantially different from those lines of business carried on by the Borrower and its Subsidiaries on the date hereof and businesses directly related thereto.

         7.08 ACCOUNTING CHANGES. The Borrower shall not, and shall not permit any of its Material Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Borrower or of any Subsidiary.

         7.09 FINANCIAL COVENANTS.

         (a) Fixed Charge Coverage Ratio. The Borrower shall not permit its Fixed Charge Coverage Ratio to be less than 3.0 to 1.0 as of the last day of any Fiscal Quarter ending after the consummation of the IPO.

         (b) Total Debt to Total Capitalization Ratio. The Borrower shall not permit its Total Debt to Total Capitalization Ratio to be greater than 0.35 to
1.0 as of the last day of any Fiscal Quarter ending after the consummation of the IPO.

         7.10 NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any agreement (other than pursuant to Legal Requirements and excluding any Loan Document) prohibiting:

         (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired (other than the agreements evidencing the Indebtedness permitted by Section 7.04(d) but only to the extent of the properties, revenues and assets financed thereby), or the ability of the Borrower or any of its Subsidiaries to amend or otherwise modify any Loan Document; or

         (b) the ability of any of its Subsidiaries to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

         7.11 ERISA. The Borrower shall not, and shall not permit any of its ERISA Affiliates to, at any time engage in a transaction which could be subject to Sections 4069 or 4212(c) of ERISA, or permit any Pension Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, has a Material Adverse Effect.

         7.12 LIMITATION ON ACTIVITIES OF SUBSIDIARIES. The Borrower shall not permit any Subsidiary (a) to engage in the insurance business other than NTINY or (b) to engage in the business of being an underwritten title company or its functional equivalent other than CTA. The Borrower shall not permit NTINY to become a Material Subsidiary.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same becomes due, any interest on any Loan, or any Facility Fee or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

         (b) Specific Covenants. The Borrower or any Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a)(i), 6.09 or 6.12 or Article VII applicable to it; or

         (c) Other Defaults. The Borrower or any Subsidiary fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or any Lender; or

         (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Subsidiary herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

         (e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Contingent Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than 2% of Net Worth and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such

Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than 2% of Net Worth; or

         (f) Insolvency Proceedings, Etc. The Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or NTINY shall become subject to any conservation, rehabilitation or liquidation order, directive or mandate issued by an Governmental Authority; or

         (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Material Subsidiary ceases to be Solvent, or becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, or
(ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue or levy; or

         (h) Judgments. There is entered against the Borrower or any Material Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding 2% of Net Worth (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000;
(ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $5,000,000; or (iii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

         (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or any other Person contests in any manner the validity or enforceability of any Loan Document; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

         (k) Change of Control. There occurs any Change of Control; or

         (l) Loss of Licenses. Any Governmental Authority revokes, fails to renew or suspends any License of the Borrower or any Subsidiary, which revocation, failure or suspension has had or could reasonably be expected to have a Material Adverse Effect, or the Borrower or any Subsidiary for any reason loses any License which loss has had or could reasonably be expected to have a Material Adverse Effect, or the Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any License which imposition has had or could reasonably be expected to have a Material Adverse Effect; or

         (m) Environmental Damages. A reasonable basis shall exist for the assertion against the Borrower or any of its Subsidiaries or any predecessor in interest of the Borrower or any of its Subsidiaries of (or there shall have been asserted against the Borrower or any of its Subsidiaries) any claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries or predecessors thereof that, in the judgment of the Required Lenders, are reasonably likely to be determined adversely to the Borrower or such Subsidiary and the amount payable as a result thereof has a Material Adverse Effect (after deducting such amounts that are reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor); or

         (n) Governmental Action. The Borrower or any of its Subsidiaries shall be required by any applicable bank regulatory authority, any applicable insurance regulatory authority or other Governmental Authority to enter into, after the date hereof, any indenture, agreement, instrument or other arrangement (including any capital maintenance agreement) that directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes material adverse conditions upon the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of Investments or the Disposition of property or requires the making of capital contributions to, or other Investments in, any such Subsidiary in an aggregate amount which has a Material Adverse Effect ; or

         (o) Parent Guaranty. A breach or other default shall occur under the Parent Guaranty.

         (p) Parent Credit Agreement. An "Event of Default" shall occur under the Parent Credit Agreement (irrespective of whether such "Event of Default" shall have been waived by the requisite lenders under the Parent Credit Agreement) prior to the release of the Parent Guaranty in accordance with the terms of Section 10.18.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (a) declare all or any portion of the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;

         (b) declare all or any portion of the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

         (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of any Event of Default under
Section 8.01(f), the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, without further act of the Administrative Agent or any Lender.

         8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts collected or received by the Administrative Agent or any Lender on account of the Obligations shall be applied by the Administrative Agent in the following order:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Lenders under this

         Agreement or otherwise with respect to the Obligations and any protective advances made by the Administrative Agent under or pursuant to the terms of this Agreement;

                  SECOND, to payment of any fees owed to the Administrative
         Agent;

                  THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' and consultants' fees and other expenses accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like process relating to the Borrower or any Subsidiary Guarantor, whether or not a claim for such expenses is allowed in such proceeding) of each of the holders of the Obligations in connection with enforcing its rights (a) under this Agreement or (b) otherwise with respect to the Obligations owing to such Person;

                  FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest (including with respect to any Swap Contract, any fees, premiums and scheduled periodic payments due under such Swap Contract and any interest accrued thereon);

                  FIFTH, to the payment of the outstanding principal amount of the Obligations (including with respect to any Swap Contracts, any breakage, termination or other payments due under such Swap Contracts and any interest accrued thereon);

                  SIXTH, to all other Obligations and other obligations that shall have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

                                   ARTICLE IX
                              ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

         Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         9.02 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         9.03 LIABILITY OF ADMINISTRATIVE AGENT. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof.

         9.04 RELIANCE BY ADMINISTRATIVE AGENT.

         (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or any other Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         9.05 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will promptly notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

         9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party required to reimburse such Agent-Related Person hereunder and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

         9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. Wachovia and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Wachovia were not the Administrative Agent or the Swing Line Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Wachovia or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Wachovia shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Swing Line Lender, and the terms "Lender" and "Lenders" include Wachovia in its individual capacity.

         9.09 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Wachovia shall also constitute its resignation as Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Swing Line Lender and the respective terms "Administrative Agent" and "Swing Line Lender" shall mean such successor administrative agent and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Swing Line Lender or any other Lender. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

         9.10 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

         (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.08 and 10.04) allowed in such judicial proceeding; and

         (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.08 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         9.11 GUARANTY MATTERS. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.11.

         9.12 OTHER AGENTS; ARRANGERS AND BOOK RUNNER. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," "book runner," "lead manager," "managing agent," "co-managing agent," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

         (a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

         (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.05 or Section 8.02) without the written consent of such Lender;

         (c) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

         (d) reduce the principal or interest of, or the rate of interest specified herein on, any Loan, or (subject to clause (iii)) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate;

         (e) change Section 2.12 or Section 8.03 or the definition of "Pro Rata Share" in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

         (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

         (g) release all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty without the written consent of each Lender (provided no consent of any Lender shall be required in the event of a release of the Subsidiary Guaranty as a result of a Guaranty Release Event);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         10.02 NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

         (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection
(c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrower, the Administrative Agent or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                  (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative

Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Revolving Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

         10.04 ATTORNEY COSTS, EXPENSES AND TAXES. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and the Arranger in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (b) to pay or reimburse the Administrative Agent and each Lender for all reasonable costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts reasonably retained by the Administrative Agent or, with respect to clause (b) above, any Lender. All amounts due under this Section 10.04 shall be payable within ten Business Days after demand therefor, setting forth in reasonable detail the costs and expenses so incurred. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

         10.05 INDEMNIFICATION BY THE BORROWER. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, settlement of, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are (i) determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (ii) are the result of claims asserted against an Indemnitee by another Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through Syndtrak Online or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         10.06 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then
(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

         10.07 SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (h) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) any assignment of a Commitment must be approved by the Administrative Agent and the Swing Line Lender (each such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption; and (v) the assignor Lender or Eligible Assignee shall have paid the Administrative Agent a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the Closing Date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the Closing Date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) As used herein, the following terms have the following meanings:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

         (i) Notwithstanding anything to the contrary contained herein, if at any time Wachovia assigns all of its Commitment and Loans pursuant to subsection
(b) above, Wachovia shall, upon 30 days' notice to the Borrower and the Lenders, resign as Swing Line Lender. In the event of any such resignation as Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Swing Line Lender hereunder but no Lender shall be required to accept such appointment; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wachovia as Swing Line Lender. If Wachovia resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the Closing Date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.03(c).

         10.08 CONFIDENTIALITY.

         Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will agree to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower without breach of any duty of confidentiality known to the Administrative Agent or such Lender; or (i) to any applicable Governmental Authority having regulatory authority over NTINY. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or any Subsidiary or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         10.09 SET-OFF. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each other Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         10.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.11 INTEGRATION. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

         10.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

         10.13 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.14 TAX FORMS.

         (a) (i) Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax, including any exemption pursuant to Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to the

         Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower pursuant to this Agreement, (B) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (C) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

                  (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

                  (iii) The Borrower shall not be required to pay any additional amount to any Foreign Lender under Section 3.01 (A) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.14(a) or
         (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section 10.14(a); provided that if such Lender shall have satisfied the requirement of this Section 10.14(a) on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this
         Section 10.14(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

                  (iv) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which the Borrower is not required to pay additional amounts under this Section 10.14(a).

         (b) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

         (c) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

         10.15 REPLACEMENT OF LENDERS. Under any circumstances set forth herein providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in Swing Line Loans.

         10.16 GOVERNING LAW.

         (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY

WITHIN SUCH STATE; PROVIDED THAT THE ADMINISTRATIVE AGENT AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. THIS AGREEMENT HAS BEEN ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

         10.17 WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         10.18 RELEASE OF PARENT GUARANTY. The Administrative Agent shall, at the expense of the Borrower, release the Parent Guaranty and shall take all actions reasonably necessary to evidence such release upon the satisfaction of the following conditions: (i) the Administrative Agent shall have received evidence satisfactory to it that the IPO shall have been consummated, (ii) the Second Amendment Secondary Effective Date (as defined in the Second Amendment) shall have occurred, (iii) the Borrower, Fidelity Information Services, Inc. and Fidelity National Information

Solutions, Inc. shall have been released from all of their obligations under the Subsidiary Guaranty (as defined in the Parent Credit Agreement), (iv) the representations and warranties contained in Article V of this Agreement shall be true and correct in all material respects as of the date of the IPO, (v) the Administrative Agent shall have received evidence satisfactory to it that the Borrower is in pro forma compliance with the financial covenants set forth in
Section 7.09 as of the last day of the Fiscal Quarter ending prior to the consummation of the IPO for which the Lenders have received financial statements for such Fiscal Quarter in accordance with Section 6.01 (with such covenants calculated on the assumption that the IPO was consummated on the last day of such Fiscal Quarter) and (vi) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instructions as the Administrative Agent shall require. Upon the release of the Parent Guaranty, the terms and provisions contained therein (including, without limitation, the terms and provisions of Section 4.1 regarding the incorporation by reference of the representations and covenants contained in Articles V, VI and VII of the Parent Credit Agreement) shall be of no further force and effect for purposes of this Agreement and the other Loan Documents.

         10.19 USA PATRIOT ACT NOTICE. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

         10.20 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embodies the entire agreement and understanding among the Borrower, the Lenders and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except that (a) the matters pertaining to indemnities and reimbursement of expenses contained in the commitment letter, dated as of October 19, 2004, among the Borrower, the Administrative Agent and the Arranger and (b) the Fee Letter shall survive the execution and delivery of this Agreement and the Closing Date.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

                                  Schedule 2.01

                             SCHEDULE OF COMMITMENTS
                                       AND
                                 PRO RATA SHARES

               Lender                                          Commitment         Pro Rata Shares
               ------                                         ------------        ---------------
Wachovia Bank, National Association                            $50,000,000         10.000000000%
Bank of America, N.A.                                          $45,000,000          9.000000000%
Bank of the West                                               $35,000,000          7.000000000%
U.S. Bank National Association                                 $35,000,000          7.000000000%
SunTrust Bank                                                  $35,000,000          7.000000000%
Wells Fargo Bank, National Association                         $35,000,000          7.000000000%
Citibank (West), FSB                                           $35,000,000          7.000000000%
Union Bank of California, N.A.                                 $25,000,000          5.000000000%
JPMorgan Chase Bank                                            $20,000,000          4.000000000%
LaSalle Bank National Association                              $20,000,000          4.000000000%
Mizuho Corporate Bank (USA)                                    $20,000,000          4.000000000%
National City Bank of the Midwest                              $20,000,000          4.000000000%
Morgan Stanley Bank                                            $20,000,000          4.000000000%
Comerica Bank                                                  $20,000,000          4.000000000%
Bear Sterns Corporate Lending Inc.                             $20,000,000          4.000000000%
Harris Nesbitt Financing, Inc.                                 $20,000,000          4.000000000%
Sumitomo Mitsui Banking Corp., New York                        $15,000,000          3.000000000%
Fifth Third Bank                                               $15,000,000          3.000000000%
Compass Bank                                                   $15,000,000          3.000000000%
                                                              ------------         ------------
                 Total                                        $500,000,000             100%
                                                              ============         ============


                                  Schedule 2.01

                                  Schedule 5.05

                   SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

None.


                                  Schedule 5.05

                                  Schedule 5.06

                               EXISTING LITIGATION

As described on pages F-20 and F-21 in Amendments No. 2 to Form S-1 filed August 30, 2004.

      Since the filing of Amendment No. 2, the Travelers and St. Paul Fire and Marine cases have been settled.


                                  Schedule 5.06

                                  Schedule 5.12

                                  ERISA MATTERS

None.


                                  Schedule 5.12

                                Schedule 5.14(a)

                                  SUBSIDIARIES

Material Subsidiaries

Fidelity Information Services, Inc.
Fidelity National Information Solutions, Inc.
Market Intelligence, LLC

Other Subsidiaries

Advanced Check, Inc.
ALLTEL Servicios de Informacion (Costa Rica)  S.A.
Appraisal Enhancement Services, LLC
APTItude Solutions, Inc.
Arizona Sales and Posting, Inc.
A.S.A.P. Legal Publication Services, Inc.
Aurum Technology Inc.
BenchMark Consulting International NA, Inc.
BenchMark Consulting International Europe GmbH
 Builders Affiliated Mortgage Services (partnership)  40%
Business World Travel, Inc.
BW Images, Inc.
CBS Acquisition, L.L.C.
Chase Vehicle Exchange, Inc.
Computer Consultants Corporation
Comstock Net Services, Inc.
Covansys Corporation (29%)
CTC Merger Sub, Inc.
Customized Database Systems, Inc.
Cyberhomes Internet Services, Inc.
Default Lifecycle, LLC (50%)
DPN, Incorporated
Eastern Financial Systems, Inc.
Eastern Software Corporation
Eastern Software of California, Inc.
Ecosearch Environmental Resources, Inc.
Ensite Corporation of Denver
e-PROFILE Holdings, Inc.
Equavant (BD) Inc.
Equavant (Bermuda) Ltd.
Equavant (UK) Ltd.
Equity Residential Mortgage Company, LLC (50%)


                                Schedule 5.14(a)

E/RISK Information Services
Fidelity Information Services Canada Limited
Fidelity Information Services (France) SARL
Fidelity Information Services (Germany) GmbH
Fidelity Information Services (Greece) S.A.
Fidelity Information Services (Hong Kong) Limited
Fidelity Information Services International Holdings, Inc.
Fidelity Information Services International, Ltd.
Fidelity Information Services Limited
Fidelity Information Services (Netherlands) B.V.
Fidelity Information Services (New Zealand) Limited
Fidelity Information Services Sp. z.o.o.
Fidelity Information Services (Thailand) Limited
Fidelity International Resource Management, Inc.
Fidelity National Agency Sales and Posting
Fidelity National Asset Management Solutions, Inc.
Fidelity National Credit Services, Inc.
Fidelity National Field Services, Inc.
Fidelity National Foreclosure Solutions, Inc.
Fidelity National Information Solutions Canada, Inc.
Fidelity National Loan Portfolio Services, Inc.
Fidelity National Tax Service, Inc.
Fidelity Wholesale Banking Solutions, Inc.
Financial ServiceSolutions  Information Systems, LLC (50%)
Financial ServiceSolutions, LLC (50%)
FIS Management Services, LLC (payroll company)
FNF Capital, Inc.
FNF Capital, LLC (75%)
FNIS Flood Group, LLC
FNIS Flood of California, LLC FNIS Flood Services, L.P.
FNIS Holding, LLC
FNIS Intellectual Property Holdings, Inc.
FNIS Management Services, Inc.
FNIS MLS Services, Inc.
FNIS Services, Inc.
Fuscia Merger Sub, Inc.
Gateway Financial Services, Inc.
GeoSure, Inc.
GeoSure, L.P.
Geotrac, Inc.
GFS Holdings Co.
Greystone Software Technology Corporation
Greystone Technology Corporation


                                Schedule 5.14(a)

Hamilton & Sullivan, Ltd.
Hansen Quality, LLC
HomeBuilders Financial Network, LLC (75%)
HomeBuilders Investment, LLC (75%)
HomeBuyers Mortgage Network, LLC (75%)
HQ Holding Corporation Indiana
Residential Nominee Services, LLC
I-Net Reinsurance Limited
International Data Management Corporation
Investment Property Exchange Services, Inc.
Kordoba GmbH & Co. KG (74.9%)
Lender's Service Title Agency, Inc.
LRT Record Services, Inc.
LSI Alabama, LLC
LSI Appraisal, LLC
LSI Maryland, Inc.
LSI Title Agency, Inc.
LSI Title Company
LSI Title Company of Oregon, LLC
Maine Residential Nominee Services, LLC
Market Intelligence, LLC
Massachusetts Residential Nominee Services, LLC
MBBWare, Inc.
MH Mortgage, LLC (50%)
Moore Public Records Information, Inc.
Morningside Corporation
National Residential Nominee Services Inc.
National Safe Harbor Exchanges
National Title Insurance of New York Inc.
National Underwriting Services, LLC (75%)
NewInvoice, LLC (80%)
NRC Insurance Services, Inc.
NT Merger, Inc.
On-Line Financial Services, Inc.
OnePointCity, LLC
Pacific American Property Exchange Corporation
Profile Partners GP, L.P. (30%)
Profile Venture Partners Capital Fund I, LP (64.7482%)
Property Insight, LLC
 Pro-Soft, Inc.
PVP Advisors, LLC
RealEC Technologies, Inc. (56.31%)
RealInfo, L.L.C.  (50%)
Risco, Inc.


                                Schedule 5.14(a)

Sanchez Advisors, LLC
Sanchez Computer Associates, Inc.   (a Canada corporation)
Sanchez Computer Associates International, Inc.
Sanchez Computer Associates, LLC
Sanchez Computer Associates Limited
Sanchez Computer Associates, Polska Sp.z.o.o.
Sanchez Computer Associates Pty Limited
Sanchez Data Systems, Inc.
Sanchez FSC, Inc.
Sanchez Software, Ltd.
SoftPro Merger Corp.
SPI I Company
SPI I, LLC
Strategic Property Investments, Inc.
Systematics Information Services, Inc. (Arkansas corp.)
Systematics Information Services, Inc. (Delaware corp.)
The Equavant Group, Inc.
Title-Tax, Inc.
TouchPoint Solutions, Inc.
Vermont Residential Nominee Services, LLC
Vista DMS, Inc.
Vista Environmental Information Inc.


                                Schedule 5.14(a)

                                Schedule 5.14(b)

                              SUBSIDIARY GUARANTORS

                                                              State of
         Subsidiary                                           Domicile
         ----------                                           --------
Fidelity Information Services, Inc.                               AR
Fidelity National Information Solutions, Inc.                     DE
Market Intelligence, LLC                                          MA



                                Schedule 5.14(b)

                                  Schedule 7.01

                                 EXISTING LIENS

All liens against the securities or assets of the Designated Subsidiary.



                                  Schedule 7.01

                                  Schedule 7.03

                              EXISTING INVESTMENTS

(IN MILLIONS)

                                                                 AS OF
                                                              06/30/2004
                                                              ----------
Covansys                                                        $121.0 (1)
Financial Services and Solutions, LLC (JV)                        30.3
Financial Services and Solutions IS (JV)                           2.7
Lexis Nexus                                                        1.8
                                                               -------
   TOTAL                                                        $155.8

      1) Covansys investment was made 9/15/2004



                                  Schedule 7.03

                                  Schedule 7.04

                                  EXISTING DEBT


(IN MILLIONS)

                                                        AS OF
COMPANY NAME                                         06/30/2004
------------                                         ----------
FNF Capital, Inc.                                    $     27.2
Aurum Technology, Inc.                                       9.4
TouchPoint Solutions, Inc.                                   6.0
Micor General Corporation                                    2.4
Other                                                        2.8
                                                     -----------
  TOTAL                                              $      47.8
                                                     ===========



                                  Schedule 7.04

                                  Schedule 7.05

                             AFFILIATE TRANSACTIONS

As described on pages F-8 and F-9 in Amendment No. 2 to Form S-1 filed August 30, 2004.


                                  Schedule 7.05

                                 Schedule 10.02

          ADMINISTRATIVE AGENT'S OFFICE, CERTAIN ADDRESSES FOR NOTICES

ADMINISTRATIVE AGENT AND SWING LINE LENDER

Credit Contact:

Wachovia Bank, National Association,
  as Administrative Agent
One Wachovia Center
301 S. College Street, 6th Floor
Charlotte, NC  28288
Attention:  Mark Felker, Agency Management
Telephone:        (704) 374-7074
Fax:              (704) 374-4793
Email:  mark.felker@wachovia.com

Administrative Contact:

Wachovia Bank, National Association
Charlotte Plaza
201 South College Street, CP-8
Charlotte, North Carolina 28288-0680
Attention:  Syndication Agency Services
Telephone:        (704) 383-2698
Fax:              (704) 383-0288

BORROWER

Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
Attention:  Pat Farenga
Tel:              (904) 854-8101
Fax:              (904) 357-1010
E-Mail:   PFarenga@fnf.com


                                 Schedule 10.02

                                                                       EXHIBIT A

                          FORM OF REVOLVING LOAN NOTICE

                                                        Date: ___________, _____

To:   Wachovia Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of November 8, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Fidelity National Information Services, Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent and Swing Line Lender.

      The undersigned hereby requests (select one):

      [ ] A Borrowing of Revolving Loans      [ ] A conversion or continuation
                                              of Revolving Loans
      1.   On       (a Business Day).
              ------

      2.   In the amount of $        .
                             --------

      3.   Comprised of              .
                        -------------
           [Type of Revolving Loan requested]

      4.   For Eurodollar Rate Loans:  with an Interest Period of        months.
                                                                 --------

      The Revolving Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

                                 FIDELITY NATIONAL INFORMATION SERVICES, INC.


                                 By:
                                     ------------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                    Exhibit A

                                                                       EXHIBIT B

                         FORM OF SWING LINE LOAN NOTICE

                                                        Date: ___________, _____

To:   Wachovia Bank, National Association, as Swing Line Lender
      Wachovia Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

      Reference is made to that certain Credit Agreement, dated as of November 8, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Fidelity National Information Services, Inc., a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent and Swing Line Lender.

         The undersigned hereby requests a Swing Line Loan:

         1.       On                                         (a Business Day).
                     ----------------------------------------

         2.       In the amount of $                       .
                                    -----------------------

      The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.03(a) of the Agreement.

                                 FIDELITY NATIONAL INFORMATION SERVICES, INC.


                                 By:
                                     ------------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                    Exhibit B

                                                                       EXHIBIT C

                           FORM OF REVOLVING LOAN NOTE

$
---------------                                            ---------------------

      FOR VALUE RECEIVED, FIDELITY NATIONAL INFORMATION SERVICES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ___________________________ (the "Lender"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of __________________Dollars ($____________), or such lesser principal amount of Revolving Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of November 8, 2004 (as amended, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent and Swing Line Lender.

      The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Note is one of the Revolving Loan Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, intent to accelerate, acceleration, dishonor and non-payment of this Note.


                                    Exhibit C

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

                                 FIDELITY NATIONAL INFORMATION SERVICES, INC.


                                 By:
                                     ------------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                    Exhibit C

                REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO

                                                                             AMOUNT OF
                                                                            PRINCIPAL OR       OUTSTANDING
                                                             END OF           INTEREST          PRINCIPAL
                         TYPE OF          AMOUNT OF         INTEREST         PAID THIS           BALANCE          NOTATION
       DATE             LOAN MADE         LOAN MADE          PERIOD             DATE            THIS DATE          MADE BY

----------------       ------------     --------------   ----------------   --------------     ------------    ----------------

----------------       ------------     --------------   ----------------   --------------     ------------    ----------------

----------------       ------------     --------------   ----------------   --------------     ------------    ----------------

----------------       ------------     --------------   ----------------   --------------     ------------    ----------------

----------------       ------------     --------------   ----------------   --------------     ------------    ----------------

----------------       ------------     --------------   ----------------   --------------     ------------    ----------------

----------------       ------------     --------------   ----------------   --------------     ------------    ----------------

----------------       ------------     --------------   ----------------   --------------     ------------    ----------------

----------------       ------------     --------------   ----------------   --------------     ------------    ----------------


                                    Exhibit C

                                                                       EXHIBIT D

                             FORM OF SWING LINE NOTE

$25,000,000.00                                              ____________________

      FOR VALUE RECEIVED, FIDELITY NATIONAL INFORMATION SERVICES, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION. ("Swing Line Lender"), on the date when due in accordance with the Credit Agreement referred to below, the aggregate unpaid principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain Credit Agreement, dated as of November 8, 2004 (as amended, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent and Swing Line Lender.

      The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement.

      All payments of principal and interest shall be made to the Swing Line Lender in Dollars in immediately available funds at its Lending Office.

      If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Note is the Swing Line Note referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Swing Line Loans and payments with respect thereto.

      The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, intent to accelerate, acceleration, dishonor and non-payment of this Note.


                                    Exhibit D

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.


                                 FIDELITY NATIONAL INFORMATION SERVICES, INC.


                                 By:
                                     ------------------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                    Exhibit D

               SWING LINE LOANS AND PAYMENTS WITH RESPECT THERETO

                                                 AMOUNT OF
                                                PRINCIPAL OR
                         AMOUNT OF LOAN      INTEREST PAID THIS       OUTSTANDING PRINCIPAL
       DATE                   MADE                 DATE                 BALANCE THIS DATE        NOTATION MADE BY

------------------       ---------------     ------------------       ---------------------      ----------------

------------------       ---------------     ------------------       ---------------------      ----------------

------------------       ---------------     ------------------       ---------------------      ----------------

------------------       ---------------     ------------------       ---------------------      ----------------

------------------       ---------------     ------------------       ---------------------      ----------------

------------------       ---------------     ------------------       ---------------------      ----------------

------------------       ---------------     ------------------       ---------------------      ----------------

------------------       ---------------     ------------------       ---------------------      ----------------

------------------       ---------------     ------------------       ---------------------      ----------------

------------------       ---------------     ------------------       ---------------------      ----------------


                                    Exhibit D

                                                                       EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE
                                                Financial Statement Date:      ,
                                                                         ------

To:      Wachovia Bank, National Association, as Administrative Agent

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated as of November 8, 2004 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Fidelity National Information Services, Inc.., a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent and Swing Line Lender.

         The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ___________________of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

         [Use following paragraph 1 for fiscal YEAR-END financial statements]

         1. Attached hereto as Schedule 1 are the year-end [AUDITED] [UNAUDITED] financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

         [Use following paragraph 1 for fiscal QUARTER-END financial statements]

         1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

         2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

         3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and


                                   Exhibit E

                                  [select one:]

         [TO THE BEST KNOWLEDGE OF THE UNDERSIGNED DURING SUCH FISCAL PERIOD, THE BORROWER PERFORMED AND OBSERVED EACH COVENANT AND CONDITION OF THE LOAN DOCUMENTS APPLICABLE TO IT.]

                                     --or --

         [THE FOLLOWING COVENANTS OR CONDITIONS HAVE NOT BEEN PERFORMED OR OBSERVED AND THE FOLLOWING IS A LIST OF EACH SUCH DEFAULT AND ITS NATURE AND STATUS:]

         4. The representations and warranties of the Borrower contained in
Article V of the Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

         5.       As of ___________________ (the "Computation Date")(1):
                                                  ----------------

         (a)      The Net Worth as of the Computation Date was
                  $_______________________, as computed on Attachment 1 hereto.


         (b) The Fixed Charge Coverage Ratio was _______________ to 1.00, as computed on Attachment 2 hereto.

                  The minimum Fixed Charge Coverage Ratio permitted pursuant to
                  Section 7.09(a) on the Computation Date is 3.00 to 1:00.

         (c) The Leverage Ratio was _______________ to 1.00, as computed on Attachment 3 hereto.

         (d) The Total Debt to Total Capitalization Ratio was _______ to 1.00, as computed on Attachment 4 hereto.

                  The maximum Total Debt to Total Capitalization Ratio permitted pursuant to Section 7.09(b) on the Computation Date is 0.35 to 1.00.


----------
1  The last day of the most recently completed Fiscal Quarter of the Borrower.


                                   Exhibit E

         (e) The aggregate fair market value of Dispositions of the type referred to in Section 7.02(c)(ii) was $_____________ in the current Fiscal Year.

                  The maximum aggregate fair market value of such Dispositions permitted pursuant to Section 7.02(c)(ii) is [15% OF NET WORTH AS OF LAST DAY OF IMMEDIATELY PRECEDING FISCAL YEAR].

         (f)      The aggregate amount of Secondary Investments referred to in
                  Section 7.03(a) equaled _____% of the aggregate amount of the Borrower's total investment portfolio and the aggregate amount of Investments in such Secondary Investments that are issued by a single issuer equaled ______% of the aggregate amount of the Borrower's total investment portfolio.

                  The maximum aggregate amount of such Secondary Investments permitted pursuant to in Section 7.03(a) is 15% of the aggregate amount of the Borrower's total investment portfolio and the maximum aggregate amount of Investments in such Secondary Investments that are issued by a single issuer is 5% of the aggregate amount of the Borrower's total investment portfolio.

         (g) The total consideration payable in cash in respect of all Permitted Acquisitions during the current Fiscal Year up to the Computation Date was $____________.

                  The maximum total consideration payable in cash in respect of all Acquisitions constituting Permitted Acquisitions in any Fiscal Year permitted pursuant to Section 7.03(f) is $500,000,000.

         (h) [TO BE COMPLETED AT ANY TIME A GUARANTY TRIGGER EVENT HAS OCCURRED AND IS CONTINUING] The aggregate principal amount of the Indebtedness of the type referred to in Section 7.04(i) with respect to the Borrower was $___________.

                  The maximum aggregate principal amount of such Indebtedness of the Borrower permitted pursuant to Section 7.04(i) is $800,000,000.

         (i) The aggregate principal amount of Indebtedness of the type referred to in Section 7.04(j) with respect to the Borrower was $______________.

                  The maximum aggregate principal amount of such Indebtedness of the Borrower permitted pursuant to Section 7.04(j) is [4% OF NET WORTH AS OF THE COMPUTATION DATE].


                                    Exhibit E

                                                                    ATTACHMENT 1
                                                         (TO __/__/__ COMPLIANCE
                                                                    CERTIFICATE)

                                    NET WORTH
                                       on
                            (the "Computation Date")

A.       Net Worth: the sum of all amounts (without duplication)
         which, in accordance with GAAP, would be included in
         the Borrower's stockholders' equity (excluding unrealized
         gains or losses recorded pursuant to FAS 115) as required
         to be reported in the Borrower's then most recent
         consolidated balance sheet required to be delivered
         pursuant to the Credit Agreement ......................      $________


                                    Exhibit E

                                                                    Attachment 2
                                                    (to ___/ ___/ ___,Compliance
                                                                    Certificate)

                           FIXED CHARGE COVERAGE RATIO
                              on _________________
                            (the "Computation Date")

A.         EBITDA:(2)
           (1)       Net Income...........................................................          $__________


           (2)       The amount of interest charges deducted in determining such Net Income         $__________

                     The amount of taxes, based on or measured by income, used or included
           (3)       in the determination of such Net Income..............................          $__________

                     The amount of depreciation and amortization expense deducted in
           (4)       determining such Net Income..........................................          $__________

           (5)       The sum of Items A(1) through A(4)...................................          $__________

B          Total Rent Expense for such Test Period.                                                 $__________

C          Total Interest Expense for such Test Period.                                             $__________

D.         Fixed Charge Coverage Ratio:  the ratio of Item A(5) plus Item B to Item C plus
           Item B                                                                                   ____:1.00


----------
2 Determined on a trailing Four Fiscal Quarter basis as of the Computation Date.


                                    Exhibit E

                                                                    Attachment 3
                                                         (to __/__/__ Compliance
                                                                    Certificate)

                                 LEVERAGE RATIO
                                       on
                            (the "Computation Date")

A.         Total Debt (see Item A(6) above)                                                         $__________

B.         Adjusted EBITDA:

           (1)       EBITDA (see Item A(5) on Attachment 2).................................        $__________

           (2)       Acquired EBITDA (EBITDA of any Person or assets acquired in a Permitted Acquisition during such Test Period and
                     available to be paid as dividends to the Borrower under
                     applicable Law, determined on a pro forma basis for such
                     Test Period as if consummation of such Permitted
                     Acquisition occurred on the first day of such Test Period).............        $__________

           (3)       The sum of Items B(1) and B(2).........................................        $__________

C.         Leverage Ratio:  the ratio of Item A to Item B(3)....................                    ______:1.00


                                   Exhibit E

                                                                    Attachment 4
                                                         (to __/__/__ Compliance
                                                                    Certificate)

                    TOTAL DEBT TO TOTAL CAPITALIZATION RATIO
                                       on
                            (the "Computation Date")

A.         Total Debt

           (1)       Applicable Debt of the Borrower and its Subsidiaries...................        $__________

           (2)       Non-contingent reimbursement or payment obligations in
                     respect of the face amount of all letters of credit or
                     surety bonds issued for the account of the Borrower and its
                     Subsidiaries and, without duplication, all drafts drawn thereunder.....        $__________

           (3)       Contingent Obligations of the Borrower and its Subsidiaries in respect
                     of Applicable Debt of another Person ..................................        $__________

           (4)       The sum of Items A(1) through A(3).....................................        $__________

           (5)       Non-Recourse Debt of the Designated Subsidiaries ......................        $__________

           (6)       The remainder of Item (A)(4) minus Item (A)(5).........................        $__________

B.         Total Capitalization:

           (1)       Net Worth (see Attachment 1)...........................................        $__________

           (2)       Total Debt (see Item A(6) above).......................................        $__________

           (3)       The sum of Items B(1) and B(2).........................................        $__________

C.         Total Debt to Total Capitalization Ratio:  the ratio of Item A(6) to Item B(3).          $__________


                                    Exhibit E

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of,
      -----------------, -----------.


                                    FIDELITY NATIONAL INFORATION SERVICES, INC.

                                    By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                   Exhibit E

                                                                       EXHIBIT F

                            ASSIGNMENT AND ASSUMPTION

         This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the "Assignor") and [INSERT NAME OF ASSIGNEE] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:         ______________________________

2.    Assignee:         ______________________________ [and is an
                        Affiliate/Approved Fund of [identify Lender](3)

3.    Borrower(s):      ______________________________

4.    Administrative Agent: Wachovia Bank, National Association, as the
                            administrative agent under the Credit Agreement

5.    Credit Agreement:     The Credit Agreement, dated as of November 8, 2004,
                            among Fidelity National Information Services, Inc., the Lenders parties


----------
3  Select as applicable.


                                   Exhibit F
                            thereto, and Wachovia Bank,
                            National Association, as Administrative Agent, and the other agents parties thereto

6.    Assigned Interest:

                     Aggregate
                     Amount of                         Amount of                      Percentage
                     Commitment                       Commitment                     Assigned of
                  for all Lenders*                    Assigned(4)                    Commitment(5)
                  ---------------                     -----------                    -------------
                 $----------------                 $----------------                --------------%
                 $----------------                 $----------------                --------------%
                 $----------------                 $----------------                --------------%

[7.      Trade Date:       __________________](6)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]


----------
4 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

5. Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

6. To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.


                                   Exhibit F

         The terms set forth in this Assignment and Assumption are hereby agreed to:

                                        ASSIGNOR
                                        --------
                                        [NAME OF ASSIGNOR]



                                        By:
                                            ------------------------------------
                                                 Title:

                                        ASSIGNEE
                                        --------
                                        [NAME OF ASSIGNEE]



                                        By:
                                            ------------------------------------
                                                 Title:

[Consented to and](7) Accepted:

WACHOVIA BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By:
         ---------------------------------
         Title:

[Consented to:](8)



By:
         ---------------------------------
         Title:


----------

7        To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

8        To be added only if the consent of the Borrower and/or other parties
(e.g. Swing Line Lender) is required by the terms of the Credit Agreement.


                                   Exhibit F

                      ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

              Credit Agreement, dated as of November 8, 2004, among
 Fidelity National Information Services, Inc., the Lenders parties thereto, and
      Wachovia Bank, National Association, as Administrative Agent, and the
                             agents parties thereto

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

1.       Representations and Warranties.

         1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest,
                  (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder,
                  (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

         1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and
                  (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that


                                   Exhibit F

                  (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.


                                   Exhibit F

                                                                     EXHIBIT G-1
                               SUBSIDIARY GUARANTY

         This SUBSIDIARY GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty"), dated as of November __, 2004 is made by those Subsidiaries (as defined in the Credit Agreement defined below) of Fidelity National Information Services, Inc., a Delaware corporation (the "Borrower"), from time to time a party to this Guaranty as evidenced by their execution hereof (collectively referred to as the "Guarantors") in favor of each of the Guarantied Parties (as defined below), including WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as the administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Credit Agreement, dated as of November 8, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the Lenders, the Administrative Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrower; and

         WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Credit Extensions to the Borrower, each Guarantor jointly and severally agrees, for the benefit of each Guarantied Party, as follows.

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Borrower" is defined in the preamble.

         "Credit Agreement" is defined in the first recital.

         "Guarantors" is defined in the preamble.

         "Guarantied Parties" means collectively, the Lenders, the Administrative Agent, each Indemnitee and each Lender or Affiliate of a Lender party to a Swap Contract related to any Loan Document with the Borrower or any Subsidiary of the Borrower so long as, at the time of execution of such Swap Contract, such Lender is a party to the Credit Agreement.

         "Guaranty" is defined in the preamble.


                                   Exhibit G-1

         "Termination Date" means the date on which all the Obligations have been paid in full in cash and the Commitments have been terminated or expired.

         Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                   ARTICLE II
                               GUARANTY PROVISIONS

         SECTION 2.1. Guaranty. Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably


                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Loan Party now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in clauses (f) and (g) of Section 8.01 of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section362(a), and the operation of Sections 502(6) and 506(6) of the United States Bankruptcy Code, 11 U.S.C. Section502(b) and Section506(b)); and

                  (b) indemnifies and holds harmless each Lender and each Agent-Related Person for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Guarantied Party or Agent-Related Person in enforcing any rights under this Guaranty except for any such costs and expenses arising by reason of such Person's gross negligence or willful misconduct;

provided that each Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Guarantied Party or Agent-Related Person exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower, any other Loan Party or any other Person before or as a condition to the obligations of such Guarantor hereunder.

         SECTION 2.2. Reinstatement, etc. Each Guarantor hereby jointly and severally agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Guarantied


                                   Exhibit G-1

Party or Agent-Related Person, including upon the occurrence of any Default set forth in clauses (f) and (g) of Section 8.01 of the Credit Agreement or otherwise, all as though such payment had not been made.

         SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. Each Guarantor jointly and severally guarantees that the Obligations of the Borrower and each other Loan Party will be paid strictly in accordance with the terms of each Loan Document and Swap Contract under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guarantied Party or Agent-Related Person with respect thereto; provided that in the event of any Disposition of the Equity Interests of any Guarantor to the extent permitted by the Credit Agreement and to the extent that, after giving effect to such Disposition, such Guarantor is no longer a Subsidiary of the Borrower, such Guarantor and each Guarantor that is a Subsidiary of such Guarantor shall be deemed automatically discharged and released from this Guaranty and this Guaranty shall, as to each such Guarantor, be automatically terminated and of no further force and effect, and the Administrative Agent will, at the request of any such Guarantor and at such Guarantor's sole cost and expense, execute and deliver such documents (without recourse and without representation or warranty) as such Guarantor may reasonably request to evidence such release. The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of

                  (a) any lack of validity, legality or enforceability of the Credit Agreement, any other Loan Document or any Swap Contract;

                  (b) the failure of any Guarantied Party or Agent-Related Person (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document, Swap Contract or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any Guarantor) of, or collateral securing, any Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

                  (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document or any Swap Contract;


                                   Exhibit G-1

                  (f) any addition, exchange or release of any Person that is a guarantor (including any Guarantor hereunder) of the Obligations, or any amendment to or waiver or release of or addition to, or consent to or departure from, any other guaranty held by any Guarantied Party securing any of the Obligations; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Loan Party, any surety or any guarantor.

         SECTION 2.4. Setoff. Each Guarantor hereby irrevocably authorizes the Administrative Agent and each other Guarantied Party, without the requirement that any notice be given to such Guarantor (such notice being expressly waived by each Guarantor), upon the occurrence and during the continuance of any Default described in clauses (f) and (g) of Section 8.01 of the Credit Agreement or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, to set-off and appropriate and apply to the payment of the Obligations (whether or not then due, and whether or not any Guarantied Party has made any demand for payment of the Obligations), any and all balances, claims, credits, deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity), accounts or money of such Guarantor then or thereafter maintained with such Guarantied Party; provided that any such appropriation and application shall be subject to the provisions of Section 2.12 of the Credit Agreement. Each Guarantied Party agrees to notify the applicable Guarantor and the Administrative Agent after any such setoff and application has been made by such Guarantied Party; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Guarantied Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Guarantied Party may have.

         SECTION 2.5. Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Guarantied Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

         SECTION 2.6. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty or any other Loan Document or Swap Contract to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made hereunder, under any other Loan Document, under any Swap Contract or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Guarantied Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Guarantied Parties in the exact form received by such Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided


                                   Exhibit G-1
that if any Guarantor has made payment to the Guarantied Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Guarantor's request, the Administrative Agent (on behalf of the Guarantied Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Guarantied Party.

         SECTION 2.7. Payments; Application. Each Guarantor hereby agrees with each Lender as follows:


                  (a) Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in Dollars to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections 2.11 and 3.01 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 2.11 and 3.01 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to the "Borrower" in such Sections shall be deemed to be references to each Guarantor, and references to "this Agreement" in such Sections shall be deemed to be references to this Guaranty.

                  (b) All payments made hereunder shall be applied by the Administrative Agent upon receipt as provided in Section 8.03 of the Credit Agreement.

         SECTION 2.8. Subordination. All debt and other liabilities of the Borrower to any Guarantor ("Borrower Debt") are expressly subordinate and junior to the Obligations and any instruments evidencing the Borrower Debt to the extent provided below.

                  (a) Until the Termination Date, each Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Borrower Debt or any security therefor, except as specifically allowed pursuant to clause (b) below;

                  (b) Notwithstanding the provisions of clause (a) above, the Borrower may pay to the Guarantors and the Guarantors may request, demand, accept and receive and retain from the Borrower payments, credits or reductions of all or any part of the amounts owing under the Borrower Debt or any security therefor on the Borrower Debt, provided that the Borrower's right to pay and the Guarantor's right to receive any such amount shall automatically and be immediately suspended and cease (A) upon the occurrence and during the continuance of a Default or Event of Default or (B) if, after taking into account the effect of such payment, a Default or Event of Default would occur and be continuing.


                                   Exhibit G-1

         The Guarantors' right to receive amounts under this clause (b) (including any amounts which theretofore may have been suspended) shall automatically be reinstated at such time as the Default or Event of Default which was the basis of such suspension has been cured or waived (provided that no subsequent Default or Event of Default has occurred) or such earlier date, if any, as the Administrative Agent gives notice to the Guarantors of reinstatement by the Required Lenders, in the Required Lenders' sole discretion;

                  (c) If any Guarantor receives any payment on the Borrower Debt in violation of this Guaranty, such Guarantor will hold such payment in trust for the Lenders and will immediately deliver such payment to the Administrative Agent; and

                  (d) In the event of the commencement or joinder of any suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Law against the Borrower (an "Insolvency Proceeding") and subject to court orders issued pursuant to the Bankruptcy Code, the Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Borrower Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, each Guarantor will at any time prior to the Termination Date (A) file, at the request of any Guarantied Party, any claim, proof of claim or similar instrument necessary to enforce the Borrower's obligation to pay the Borrower Debt, and (B) hold in trust for and pay to the Guarantied Parties any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Borrower Debt in order that the Guarantied Parties may apply such monies or the cash proceeds of such other assets to the Obligations.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations. In order to induce the Lenders to enter into the Credit Agreement and make Credit Extensions thereunder, each Guarantor represents and warrants to each Lender as set forth below.

                  (a) The representations and warranties contained in Article V of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terns of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

                  (b) Each Guarantor has knowledge of the Borrower's and each other Loan Party's financial condition and affairs and it has adequate means to obtain from the Borrower and each other Loan Party on an ongoing basis information relating thereto and to the Borrower's and such Loan Party's ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Guarantied


                                   Exhibit G-1

         Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower or any other Loan Party that might become known to any Guarantied Party at any time, whether or not such Guarantied Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.

                  (c) It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Borrower, derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement, and each Guarantor agrees that the Lenders are relying on this representation in agreeing to make Credit Extensions to the Borrower.

                                   ARTICLE IV
                                 COVENANTS, ETC.

         SECTION 4.1. Covenants. Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Articles VI and VII of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

         SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

         SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Guarantied Party and their respective successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Guarantied Parties.

         SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on


                                   Exhibit G-1
behalf of the Guarantied Parties or the Required Lenders, as the case may be, pursuant to Section 10.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered to the applicable Guarantor, in care of the Borrower, to the address or facsimile number of the Borrower specified in the Credit Agreement or, if such notice or communication is to the Administrative Agent, to the address for the Administrative Agent set forth in the Credit Agreement, or, with respect to such Guarantor or the Administrative Agent, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

         SECTION 5.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.2 and Section 2.5, no failure on the part of any Guarantied Party or Agent-Related Person to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 5.6. Additional Subsidiary Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a "Guarantor" hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a "Guarantor" hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

         SECTION 5.7. Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION 5.8. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 5.9. Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS GUARANTY AND THE OTHER LOAN DOCUMENTS


                                   Exhibit G-1

CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 5.10. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE GUARANTIED PARTIES OR ANY GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. EACH GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT ANY GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

         SECTION 5.11. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 5.12. Waiver of Jury Trial. EACH GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE GUARANTIED


                                   Exhibit G-1

PARTIES OR SUCH GUARANTOR. EACH GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.


                                   Exhibit G-1

        IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its Authorized Officer as of the date first above written.

                                            [NAME OF GUARANTOR]



                                            By:
                                               ---------------------------------
                                                    Name:
                                                         -----------------------
                                                    Title:
                                                         -----------------------

                                            [NAME OF GUARANTOR]



                                            By:
                                               ---------------------------------
                                                    Name:
                                                         -----------------------
                                                    Title:
                                                         -----------------------


ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION,
    as Administrative Agent



 By:
    ---------------------------------
         Name:
              -----------------------
         Title:


                                   Exhibit G-1

                                                                         ANNEX I
                                                      TO THE SUBSIDIARY GUARANTY

        THIS SUPPLEMENT, dated as of November __, 20___ (this "Supplement"), is to the Subsidiary Guaranty, dated as of November __, 2004 (as amended, supplemented, amended and restated or otherwise modified, the "Guaranty"), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of the Guarantied Parties.

                                          W I T N E S S E T H:

        WHEREAS, pursuant to the provisions of Section 5.6 of the Guaranty, the undersigned is becoming a Guarantor under the Guaranty; and

        WHEREAS, the undersigned Guarantor desires to become a "Guarantor" under the Guaranty in order to induce the Lenders to continue to extend Credit Extensions under the Credit Agreement;

        NOW, THEREFORE, in consideration of the premises, and for other consideration (the receipt and sufficiency of which is hereby acknowledged), the undersigned agrees, for the benefit of each Guarantied Party, as follows.

        SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and the undersigned Guarantor hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct as of the date hereof, unless stated to relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date. In furtherance of the foregoing, each reference to a "Guarantor" in the Guaranty shall be deemed to include the undersigned Guarantor.

        SECTION 2. Representations. The undersigned Guarantor hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of the undersigned Guarantor, enforceable against it in accordance with its terms.

        SECTION 3. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

        SECTION 4. Severability. In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guaranty shall not in any way be affected or impaired.


                                   Exhibit G-1

        SECTION 5. Governing Law, Entire Agreement, etc. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS SUPPLEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

        SECTION 6. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.


                                   Exhibit G-1

        IN WITNESS WHEREOF, the undersigned Guarantor has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

                                            [NAME OF GUARANTOR]



                                            By:
                                               ---------------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                          ----------------------


ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION,
    as Administrative Agent



By:
    ---------------------------------
          Name:
                ---------------------
          Title:


                                   Exhibit G-1

                                                                     EXHIBIT G-2


                                 PARENT GUARANTY

        This PARENT GUARANTY (as amended, supplemented, amended and restated or otherwise modified from time to time, this "Guaranty"), dated as of November __, 2004 is made by FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation (the "Guarantor"), in favor of each of the Guarantied Parties (as defined below), including WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as the administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

                              W I T N E S S E T H:

        WHEREAS, pursuant to a Credit Agreement, dated as of November 8, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among Fidelity National Information Services, Inc. (the "Borrower"), the Lenders, the Administrative Agent, the Lenders have extended Commitments to make Credit Extensions to the Borrower; and

        WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty;

        NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Credit Extensions to the Borrower, the Guarantor agrees, for the benefit of each Guarantied Party, as follows.


                                    ARTICLE I
                                   DEFINITIONS

        Section 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

        "Borrower" is defined in the preamble.

        "Credit Agreement" is defined in the first recital.

        "Guarantor" is defined in the preamble.

        "Guarantied Parties" means collectively, the Lenders, the Administrative Agent, each Indemnitee and each Lender or Affiliate of a Lender party to a Swap Contract related to any Loan Document with the Borrower or any Subsidiary of the Borrower so long as, at the time of execution of such Swap Contract, such Lender is a party to the Credit Agreement.

        "Guaranty" is defined in the preamble.


                                   Exhibit G-2

        "Termination Date" means the date on which all the Obligations have been paid in full in cash and the Commitments have been terminated or expired.

        Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                   ARTICLE II
                               GUARANTY PROVISIONS

        SECTION 2.1. Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably

               (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Loan Party now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the occurrence of any Default set forth in clauses (f) and (g) of Section 8.01 of the Credit Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(6) and 506(6) of the United States Bankruptcy Code, 11 U.S.C.
        Section 502(b) and Section 506(b)); and

               (b) indemnifies and holds harmless each Lender and each Agent-Related Person for any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by such Guarantied Party or Agent-Related Person in enforcing any rights under this Guaranty except for any such costs and expenses arising by reason of such Person's gross negligence or willful misconduct;

provided that the Guarantor shall only be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Guarantied Party or Agent-Related Person exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower, any other Loan Party or any other Person before or as a condition to the obligations of the Guarantor hereunder.

        SECTION 2.2. Reinstatement, etc. The Guarantor hereby agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Guarantied Party or Agent-Related Person, including upon the occurrence of any Default set forth in clauses (f) and


                                   Exhibit G-2

(g) of Section 8.01 of the Credit Agreement or otherwise, all as though such payment had not been made.

        SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. The Guarantor guarantees that the Obligations of the Borrower and each other Loan Party will be paid strictly in accordance with the terms of each Loan Document and Swap Contract under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Guarantied Party or Agent-Related Person with respect thereto. The liability of the Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of

               (a) any lack of validity, legality or enforceability of the Credit Agreement, any other Loan Document or any Swap Contract;

               (b) the failure of any Guarantied Party or Agent-Related Person
        (i) to assert any claim or demand or to enforce any right or remedy against any Loan Party or any other Person (including any other guarantor) under the provisions of any Loan Document, Swap Contract or otherwise, or (ii) to exercise any right or remedy against any other guarantor (of, or collateral securing, any Obligations;

               (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

               (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

               (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document or any Swap Contract;

               (f) any addition, exchange or release of any Person that is a guarantor of the Obligations, or any amendment to or waiver or release of or addition to, or consent to or departure from, any other guaranty held by any Guarantied Party securing any of the Obligations; or

               (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Loan Party, any surety or any guarantor.


                                   Exhibit G-2

        SECTION 2.4. Setoff. The Guarantor hereby irrevocably authorizes the Administrative Agent and each other Guarantied Party, without the requirement that any notice be given to the Guarantor (such notice being expressly waived by the Guarantor), upon the occurrence and during the continuance of any Default described in clauses (f) and (g) of Section 8.01 of the Credit Agreement or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, to set-off and appropriate and apply to the payment of the Obligations (whether or not then due, and whether or not any Guarantied Party has made any demand for payment of the Obligations), any and all balances, claims, credits, deposits (general or special, time or demand, provisional or final, but not any deposits held in a custodial, trust or other fiduciary capacity), accounts or money of the Guarantor then or thereafter maintained with such Guarantied Party; provided that any such appropriation and application shall be subject to the provisions of Section 2.12 of the Credit Agreement. Each Guarantied Party agrees to notify the Guarantor and the Administrative Agent after any such setoff and application has been made by such Guarantied Party; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Guarantied Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Guarantied Party may have.

        SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Guarantied Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Loan Party or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

        SECTION 2.6. Postponement of Subrogation, etc. The Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under this Guaranty or any other Loan Document or Swap Contract to which it is a party, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from any Loan Party, in respect of any payment made hereunder, under any other Loan Document, under any Swap Contract or otherwise, until following the Termination Date. Any amount paid to the Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Guarantied Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Guarantied Parties in the exact form received by the Guarantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.7; provided that if the Guarantor has made payment to the Guarantied Parties of all or any part of the Obligations and the Termination Date has occurred, then at the Guarantor's request, the Administrative Agent (on behalf of the Guarantied Parties) will, at the expense of the Guarantor, execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, the Guarantor shall refrain from taking any action or commencing any proceeding against the Borrower or any other Loan Party (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Guarantied Party.


                                   Exhibit G-2

        SECTION 2.7. Payments; Application. The Guarantor hereby agrees with each Lender as follows:

               (a) The Guarantor agrees that all payments made by the Guarantor hereunder will be made in Dollars to the Administrative Agent, without setoff, counterclaim or other defense and in accordance with Sections
        2.11 and 3.01 of the Credit Agreement, free and clear of and without deduction for any Taxes, the Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 2.11 and 3.01 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided that references to the "Borrower" in such Sections shall be deemed to be references to the Guarantor, and references to "this Agreement" in such Sections shall be deemed to be references to this Guaranty.

               (b) All payments made hereunder shall be applied by the Administrative Agent upon receipt as provided in Section 8.03 of the Credit Agreement.

        SECTION 2.8. Subordination. All debt and other liabilities of the Borrower to the Guarantor ("Borrower Debt") are expressly subordinate and junior to the Obligations and any instruments evidencing the Borrower Debt to the extent provided below.

               (a) Until the Termination Date, the Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Borrower Debt or any security therefor, except as specifically allowed pursuant to clause (b) below;

               (b) Notwithstanding the provisions of clause (a) above, the Borrower may pay to the Guarantor and the Guarantor may request, demand, accept and receive and retain from the Borrower payments, credits or reductions of all or any part of the amounts owing under the Borrower Debt or any security therefor on the Borrower Debt, provided that the Borrower's right to pay and the Guarantor's right to receive any such amount shall automatically and be immediately suspended and cease (A) upon the occurrence and during the continuance of a Default or Event of Default or (B) if, after taking into account the effect of such payment, a Default or Event of Default would occur and be continuing. The Guarantors' right to receive amounts under this clause (b) (including any amounts which theretofore may have been suspended) shall automatically be reinstated at such time as the Default or Event of Default which was the basis of such suspension has been cured or waived (provided that no subsequent Default or Event of Default has occurred) or such earlier date, if any, as the Administrative Agent gives notice to the Guarantor of reinstatement by the Required Lenders, in the Required Lenders' sole discretion;

               (c) If the Guarantor receives any payment on the Borrower Debt in violation of this Guaranty, the Guarantor will hold such payment in trust for the Lenders and will immediately deliver such payment to the Administrative Agent; and


                                   Exhibit G-2

               (d) In the event of the commencement or joinder of any suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Law against the Borrower (an "Insolvency Proceeding") and subject to court orders issued pursuant to the Bankruptcy Code, the Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Borrower Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, the Guarantor will at any time prior to the Termination Date (A) file, at the request of any Guarantied Party, any claim, proof of claim or similar instrument necessary to enforce the Borrower's obligation to pay the Borrower Debt, and (B) hold in trust for and pay to the Guarantied Parties any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Borrower Debt in order that the Guarantied Parties may apply such monies or the cash proceeds of such other assets to the Obligations.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        SECTION 3.1. Representations. In order to induce the Lenders to enter into the Credit Agreement and make Credit Extensions thereunder, the Guarantor represents and warrants to each Lender as set forth below.

               (a) The representations and warranties contained in Article V of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to the Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terns of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article.

               (b) The Guarantor has knowledge of the Borrower's and each other Loan Party's financial condition and affairs and it has adequate means to obtain from the Borrower and each other Loan Party on an ongoing basis information relating thereto and to the Borrower's and such Loan Party's ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. The Guarantor acknowledges and agrees that the Guarantied Parties shall have no obligation to investigate the financial condition or affairs of any Loan Party for the benefit of the Guarantor nor to advise the Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Borrower or any other Loan Party that might become known to any Guarantied Party at any time, whether or not such Guarantied Party knows or believes or has reason to know or believe that any such fact or change is unknown to the Guarantor, or might (or does) materially increase the risk of the Guarantor as guarantor, or might (or would) affect the willingness of the Guarantor to continue as a guarantor of the Obligations.

               (c) It is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the


                                   Exhibit G-2

        Credit Extensions made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement, and the Guarantor agrees that the Lenders are relying on this representation in agreeing to make Credit Extensions to the Borrower.

                                   ARTICLE IV
             INCORPORATED REPRESENTATIONS, WARRANTIES AND COVENANTS

        SECTION 4.1. Incorporated Representations, Warranties and Covenants from Parent Credit Agreement. Reference is made to the Parent Credit Agreement. Further reference is made to the representations and covenants contained in
Article V thereof (herein referred to as the "Incorporated Representations") and the affirmative and negative covenants contained in Articles VI and VII, respectively, thereof (hereinafter referred to as the "Incorporated Covenants"), each as amended and modified to the date hereof, and together with all other relevant provisions of the Parent Credit Agreement related thereto, including specifically without limitation the defined terms contained in Article I thereof which are used in the Incorporated Representations and the Incorporated Covenants. The Guarantor hereby (a) affirms and represents and warrants to the Guarantied Parties that the Parent Credit Agreement is in full force and effect on the date hereof and that the Incorporated Representations are true and correct in all material respects as of the date hereof, except to the extent that such representations and warranties relate solely to an earlier date, and
(b) covenants and agrees that the Incorporated Covenants shall be as binding on the Guarantor as if set forth fully herein; provided, however, that (i) such Incorporated Representations and Covenants as incorporated herein shall reflect that they are delivered to and run in favor of the Guarantied Parties under the Credit Agreement, rather than solely Bank of America, N.A., as administrative agent, and the lenders party to the Parent Credit Agreement as literally provided in the Parent Credit Agreement, (ii) any amendments or other modifications to the Parent Credit Agreement subsequent to the date hereof shall not be applicable to such Incorporated Covenants as used herein unless they are approved in writing by the Required Lenders, (iii) any breach or default under the Parent Credit Agreement subsequent to the date hereof relating to such Incorporated Covenants that is waived by the lenders under the Parent Credit Agreement shall not be considered waived for purposes hereof unless such waiver is adopted in writing by the Required Lenders and (iv) in the event that the Parent Credit Agreement shall be refinanced or replaced by another credit agreement or terminated, then the Incorporated Representations and Covenants shall be as provided herein as if no such refinancing, replacement or termination had occurred.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

        SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

        SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall be jointly and severally binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Guarantied Party and their respective successors, transferees and assigns; provided that the Guarantor may not (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Guarantied Parties.

        SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (on behalf of the Guarantied Parties or the Required Lenders, as the case may be, pursuant to Section 10.01 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, telecopied or delivered to the Guarantor, in care of the Borrower, to the address or facsimile number of the Borrower specified in the Credit Agreement or, if such notice or communication is to the Administrative Agent, to the address for the Administrative Agent set forth in the Credit Agreement, or, with respect to the Guarantor or the Administrative Agent, at such other address or facsimile number as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications, when mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or communication, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

        SECTION 5.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.2 and Section 2.5, no failure on the part of any Guarantied Party or Agent-Related Person to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

        SECTION 5.6. Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

        SECTION 5.7. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

        SECTION 5.8. Governing Law, Entire Agreement, etc. THIS GUARANTY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH


                                   Exhibit G-2

RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

        SECTION 5.9. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE GUARANTIED PARTIES OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

        SECTION 5.10. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

        SECTION 5.11. Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE GUARANTIED PARTIES OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES


                                   Exhibit G-2

THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.


                                   Exhibit G-2

        IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its Authorized Officer as of the date first above written.

                                            FIDELITY NATIONAL FINANCIAL, INC.



                                            By:
                                               ---------------------------------
                                                    Name:
                                                          ----------------------
                                                    Title:
                                                          ----------------------


ACCEPTED AND AGREED FOR ITSELF
AND ON BEHALF OF THE LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION,
    as Administrative Agent



By:
    --------------------------------
          Name:
                --------------------
          Title:


                                   Exhibit G-2